UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|   Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240.14a-12

                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
          ______________________________________________________________________
     (2)  Aggregate number of securities to which transaction applies:
          ______________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ______________________________________________________________________
     (4)  Proposed maximum aggregate value of transaction:
          ______________________________________________________________________
     (5)  Total fee paid:
          ______________________________________________________________________
[ ] Fee paid previously with preliminary materials.

[ ] Check box  if any part of  the  fee is offset  as  provided  by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
          ______________________________________________________________________
     (2)  Form, Schedule or Registration Statement No.:
          ______________________________________________________________________
     (3)  Filing Party:
          ______________________________________________________________________
     (4)  Date Filed:
          ______________________________________________________________________

                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION

                               [FARMER MAC LOGO]

                         1133 Twenty-First Street, N.W.
                                    Suite 600
                             Washington, D.C. 20036
                                ----------------

                            TO HOLDERS OF FARMER MAC
                               VOTING COMMON STOCK


April 28, 2005

Dear Farmer Mac Stockholder:

     The Board of Directors of the Federal Agricultural Mortgage Corporation ("Farmer Mac" or the "Corporation") is pleased to invite you to attend the 2005 Annual Meeting of Stockholders of the Corporation to be held on Thursday, June 16, 2005, at 9:00 a.m. local time at the Embassy Suites Hotel, 1250 Twenty-Second Street, N.W., Washington, D.C. 20037. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

     We hope you will be able to attend the meeting and suggest you read the enclosed Notice of Annual Meeting and Proxy Statement for information about your Corporation and the Annual Meeting of Stockholders. We have also enclosed Farmer Mac's 2004 Annual Report. Although the report is not proxy soliciting material, we suggest you read it for additional information about your Corporation. Please complete, sign, date and return a proxy card at your earliest convenience to help us establish a quorum and avoid the cost of further solicitation. The giving of your proxy will not affect your right to vote your shares personally if you do attend the meeting. If you plan to attend the meeting, please so indicate on the enclosed proxy card.


                              Sincerely,

                              /s/ Fred L. Dailey
                              ---------------------
                              Fred L. Dailey
                              Chairman of the Board

                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION

                                [FARMER MAC LOGO]


                         1133 Twenty-First Street, N.W.
                                    Suite 600
                             Washington, D.C. 20036
                                ----------------

                            TO HOLDERS OF FARMER MAC
                             NON-VOTING COMMON STOCK

April 28, 2005

Dear Farmer Mac Stockholder:

     The Board of Directors of the Federal Agricultural Mortgage Corporation ("Farmer Mac" or the "Corporation") is pleased to invite you to attend the 2005 Annual Meeting of Stockholders of the Corporation to be held on Thursday, June 16, 2005, at 9:00 a.m. local time at the Embassy Suites Hotel, 1250 Twenty-Second Street, N.W., Washington, D.C. 20037.

     Although the type of stock you hold does not entitle you to vote at the meeting and, accordingly, NO PROXY IS REQUESTED, we hope you will be able to attend and suggest you read the enclosed Notice of Annual Meeting, Proxy Statement and Annual Report, which will provide you with information about your Corporation and the meeting. If you plan to attend the meeting, please advise Farmer Mac's Corporate Secretary at the above address.


                              Sincerely,

                              /s/ Fred L. Dailey
                              ---------------------
                              Fred L. Dailey
                              Chairman of the Board

                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION
                                 _______________

                            NOTICE OF ANNUAL MEETING
                                                                  April 28, 2005

     Notice is hereby given that the 2005 Annual Meeting of Stockholders of the Federal Agricultural Mortgage Corporation ("Farmer Mac" or the "Corporation") will be held on Thursday, June 16, 2005, at 9:00 a.m. local time at the Embassy Suites Hotel, 1250 Twenty-Second Street, N.W., Washington, D.C. 20037.

      As described in the attached Proxy Statement, the meeting will be held for the following purposes:

     o to elect ten directors, five of whom will be elected by holders of Class A Voting Common Stock and five of whom will be elected by holders of Class B Voting Common Stock, to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified;
     o to ratify the selection by the Audit Committee of Deloitte & Touche LLP as the Corporation's independent auditors for fiscal year 2004;
     o to consider a stockholder proposal relating to Class A Voting Common Stock; and
     o to consider and act upon any other business that may properly be brought before the meeting or any adjournment or postponement of the meeting. Please read the attached Proxy Statement for complete information on the matters to be considered and acted upon.

     Holders of record of the Corporation's Class A Voting Common Stock and Class B Voting Common Stock at the close of business on April 18, 2005 are entitled to notice of and to vote at the meeting and any adjournment(s) of the meeting.

     For at least ten days prior to the meeting, a list of Farmer Mac stockholders will be available for examination by any stockholder for any purpose germane to the meeting at the offices of the Corporation between the hours of 9:00 a.m. and 5:00 p.m. local time.

     Whether you intend to be present at the meeting or not, please complete the enclosed proxy card, date and sign it exactly as your name appears on the card and return it in the postpaid envelope. This will ensure the voting of your shares if you do not attend the meeting. Giving your proxy will not affect your right to vote your shares personally if you do attend the meeting. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION.

                              By order of the Board of Directors,

                              /s/ Jerome G. Oslick
                              --------------------
                              Jerome G. Oslick
                              Corporate Secretary

                                Table of Contents

                                                                            Page
Voting Rights................................................................1
Record Date..................................................................2
Voting.......................................................................2
Proxy Procedure..............................................................2
Stockholder Proposals........................................................3
Stockholder Communications with the Board....................................4
Board of Directors Meetings and Committees...................................4
Item No. 1:  Election of Directors...........................................5
Information about Nominees for Director......................................7
      Class A Nominees.......................................................7
      Class B Nominees.......................................................8
      Directors Appointed by the President of the United States..............9
Stock Ownership of Directors and Executive Officers.........................11
Director Independence.......................................................12
Report of the Audit Committee...............................................12
Executive Officers..........................................................14
Compensation of Directors and Executive Officers............................15
-- Compensation of Directors................................................16
-- Compensation of Executive Officers.......................................16
      General...............................................................16
      Compensation Committee Report on Executive Compensation...............17
      Compensation Committee Interlocks and Insider Participation...........20
      Summary Compensation Table............................................21
      Option Grants During 2004.............................................21
      Option Exercises and Year End Value...................................22
      Equity Compensation Plans.............................................23
      Employment Agreements with Executive Officers.........................24
      Certain Relationships and Related Transactions........................25
      Performance Graph.....................................................28
Item No. 2:  Selection of Independent Auditors..............................30
            Audit Fees......................................................30
            Audit-Related Fees..............................................30
            Tax Fees........................................................31
            All Other Fees..................................................31
            Audit Committee Pre-Approval Policies...........................31
Item No. 3:  Stockholder Proposal Regarding Farmer Mac's Class A Voting
              Common Stock..................................................31
            Farmer Mac Recommendation.......................................32
Section 16(a) Beneficial Ownership Reporting Compliance.....................32
Principal Holders of Voting Common Stock....................................33
Solicitation of Proxies.....................................................34
Other Matters...............................................................34
Appendix A - Audit Committee Charter.......................................A-1
Appendix B - Proxy Card for Class A Voting Common Stock
Appendix C - Proxy Card for Class B Voting Common Stock

                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION


                                [FARMER MAC LOGO]

                         1133 Twenty-First Street, N.W.
                                    Suite 600
                             Washington, D.C. 20036

                                 PROXY STATEMENT
                     For the Annual Meeting of Stockholders
                           to be held on June 16, 2005

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Federal Agricultural Mortgage Corporation ("Farmer Mac" or the "Corporation") of proxies from the holders of the Corporation's Class A Voting Common Stock and Class B Voting Common Stock (together, the "Voting Common Stock"). The Corporation is not soliciting proxies from the holders of its Class C Non-Voting Common Stock. The proxies will be voted at the Annual Meeting of Stockholders of the Corporation (the "Meeting"), to be held on Thursday, June 16, 2005, at 9:00 a.m. local time, at the Embassy Suites Hotel, 1250 Twenty-Second Street, N.W., Washington, D.C. 20037, and at any adjournments or postponements of the Meeting. The Notice of Annual Meeting, this Proxy Statement and the enclosed proxy card are being mailed to stockholders on or about April 28, 2005.

     The Board of Directors of the Corporation (the "Board of Directors" or "Board") will present for a vote at the Meeting the election of ten members to the Board and the ratification of the appointment of Deloitte &Touche LLP as independent auditors for the Corporation for fiscal year 2005. The Board is not aware of any other matter to be presented for a vote at the Meeting.

Voting Rights

     One of the purposes of the Meeting is to elect ten members to the Board of Directors. Title VIII of the Farm Credit Act of 1971, as amended, (the "Act") provides that the Corporation's Class A Voting Common Stock may be held only by banks, insurance companies and other financial institutions or entities that are not Farm Credit System institutions. The Act also provides that the Corporation's Class B Voting Common Stock may be held only by Farm Credit System institutions. Holders of the Class A Voting Common Stock (the "Class A Holders") and holders of the Class B Voting Common Stock (the "Class B Holders") must each elect five members to the Board of Directors. The remaining five members of the Board are appointed by the President of the United States, with the advice and consent of the United States Senate. None of Farmer Mac's directors is or has been an officer or employee of the Corporation. Currently, fourteen of Farmer Mac's fifteen directors are "independent," as defined in Farmer Mac's Corporate Governance Guidelines and New York Stock Exchange ("NYSE") listing standards. After the Meeting, assuming all of the nominees for director are elected, all of Farmer Mac's fifteen directors will be independent. See "Director Independence" for more information regarding the Board's independence determinations.

Record Date

     The Board of Directors has fixed April 18, 2005 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting. At the close of business on that date, there were issued and outstanding 1,030,780 shares of Class A Voting Common Stock and 500,301 shares of Class B Voting Common Stock, which constitute the only outstanding capital stock of the Corporation entitled to vote at the Meeting. See "Principal Holders of Voting Common Stock."

Voting

     The holders of Farmer Mac's Voting Common Stock are entitled to one vote per share, with cumulative voting at all elections of directors. Under cumulative voting, each stockholder is entitled to cast the number of votes equal to the number of shares of the class of Voting Common Stock owned by that stockholder, multiplied by the number of directors to be elected by that class. All of a stockholder's votes may be cast for a single candidate for director or may be distributed among any number of candidates. Class A Holders are entitled to vote only for the five directors to be elected by Class A Holders, and Class B Holders are entitled to vote only for the five directors to be elected by Class B Holders. Other than the election of directors, the Class A Holders and Class B Holders vote together as a single class on any matter submitted to a vote of the holders of Voting Common Stock.

     The presence, in person or by proxy, of the holders of at least a majority of the Corporation's outstanding Voting Common Stock is required to constitute a quorum at the Meeting. Thus, 765,541 shares of Voting Common Stock must be represented by stockholders present at the Meeting or by proxy to have a quorum.

Proxy Procedure

     Although many of Farmer Mac's stockholders are unable to attend the Meeting in person, they are afforded the right to vote by means of the proxy solicited by the Board of Directors. When a proxy is returned properly completed and signed, the shares it represents must be voted by the Proxy Committee (described below) as directed by the stockholder. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. A stockholder may withhold a vote from one or more nominees by writing the names of those nominees in the space provided on the proxy card. Under those circumstances, unless other instructions are given in writing, the stockholder's votes will then be cast evenly among the remaining nominees for its class. The five nominees from each class who receive the greatest number of votes will be elected directors. If one or more of the nominees becomes unavailable for election, the Proxy Committee will cast votes under the authority granted by the enclosed proxy for such substitute or other nominee(s) as the Board of Directors may designate. If no instructions are indicated on the proxies, the proxies represented by the Class A Voting Common Stock will be voted in favor of the five nominees specified in this Proxy Statement as Class A nominees, with the votes being cast evenly among each of the Class A nominees, and the proxies represented by the Class B Voting Common Stock will be voted in favor of the five nominees specified in this Proxy Statement as Class B nominees, with the votes being cast evenly among each of the Class B nominees.

     Shares of Voting Common Stock represented by proxies marked "Abstain" for any proposal presented at the Meeting (other than the election of directors) will be counted for purposes of determining the presence of a quorum but will not be voted for or against such proposal. If a proposal involves a vote for which a broker (or its nominee) may only vote a customer's shares in accordance with the customer's instructions and the broker (or its nominee) does not vote those shares due to a lack of instructions, the votes represented by those shares and delivered to the Corporation ("broker non-votes") will be counted as shares present at the Meeting for purposes of determining whether a quorum is present but will not be voted for or against such proposal. Abstentions and broker non-votes (if applicable) will have the effect of a vote against such proposals (except with respect to the election of directors). Because only a plurality is required for the election of directors, abstentions and broker non-votes (if applicable) will have no effect on the election of directors.

     Execution of a proxy will not prevent a stockholder from attending the Meeting, revoking a previously submitted proxy and voting in person.

     Any stockholder who gives a proxy may revoke it at any time before it is voted by notifying the Corporate Secretary in writing on a date later than the date of the proxy, by submitting a later dated proxy, or by voting in person at the Meeting. Mere attendance at the Meeting, however, will not constitute revocation of a proxy. Written notices revoking a proxy should be sent to Jerome
G. Oslick, Corporate Secretary, Federal Agricultural Mortgage Corporation, 1133 Twenty-First Street, N.W., Suite 600, Washington, D.C. 20036.

     The Proxy Committee,  composed of three officers of the Corporation,  Henry
D. Edelman, Timothy L. Buzby and Jerome G. Oslick, will vote all shares of Voting Common Stock represented by proxies signed and returned by stockholders. As authorized by the proxies, the Proxy Committee will also vote the shares represented thereby on any matters not known at the time this Proxy Statement was printed that may properly be presented for action at the Meeting.

Stockholder Proposals

     Each year, at the annual meeting, the Board of Directors submits to the stockholders its nominees for election as Class A and Class B directors. In addition, the Audit Committee's selection of independent auditors for the year is submitted for stockholder ratification at each annual meeting, pursuant to the Corporation's By-Laws. The Board of Directors may, in its discretion and upon proper notice, also present other matters to the stockholders for action at the annual meeting. In addition to those matters presented by the Board of Directors, the stockholders may be asked to act at the annual meeting upon proposals timely submitted by eligible holders of Voting Common Stock.

     Proposals of stockholders to be presented at the 2005 Annual Meeting of Stockholders were required to be received by the Corporate Secretary before December 17, 2004 for inclusion in this Proxy Statement and the accompanying proxy. Other than the election of ten members to the Board of Directors, the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Corporation for fiscal year 2005 and the stockholder proposal regarding Class A Voting Common Stock, the Board of Directors knows of no other matters to be presented for action at the Meeting. If any other matters are to be brought before the Meeting or any adjournment or postponement of the Meeting, the Proxy Committee intends to vote proxies in accordance with its members' best judgment.

     If any stockholder intends to present a proposal for consideration at the Corporation's 2006 Annual Meeting of Stockholders, the Corporate Secretary must receive the proposal before December 22, 2005 to be eligible for inclusion in the 2006 Proxy Statement. In addition, if any stockholder notifies the Corporation after March 2, 2006 of an intent to present a proposal at the Corporation's 2006 Annual Meeting of Stockholders, the Corporation's proxy holders will have the right to exercise discretionary voting authority with respect to that proposal, if presented at the meeting, without the Corporation including information regarding the proposal in its proxy materials.

Stockholder Communications with the Board

     Stockholders may send communications directly to members of the Board of Directors by writing to them at Federal Agricultural Mortgage Corporation, 1133 Twenty-First Street, N.W., Suite 600, Washington, D.C. 20036.

Board of Directors Meetings and Committees

     In 2004, the Board of Directors held a total of eleven meetings and committees of the Board held a total of sixty-three meetings. Each member of the Board attended 75 percent or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served during 2004. All members of the Board of Directors are expected to attend the Annual Meeting of Stockholders, which is held in conjunction with a regularly scheduled meeting of the Board of Directors. Fourteen of the fifteen members of the Board of Directors attended the 2004 Annual Meeting of Stockholders.

     The Board has established a number of standing committees to assist it in the performance of its responsibilities. The committees currently consist of the following: Audit Committee, Compensation Committee, Corporate Governance Committee, Credit Committee, Finance Committee, Marketing Committee and Public Policy Committee. Each director serves on at least one committee. See "Class A Nominees," "Class B Nominees" and "Directors Appointed by the President of the United States" for information regarding the committees on which directors serve. The Audit Committee and the Compensation Committee met fifteen times and six times, respectively, during the fiscal year ended December 31, 2004. The Corporate Governance Committee, which selected nominees for election to the Board of Directors, approved corporate governance policies for the Corporation, set agendas for the meetings of the Board of Directors and was able to exercise certain powers of the Board of Directors during the intervals between meetings of the Board, met fifteen times during the fiscal year ended December 31, 2004. The Credit Committee Committee, which is responsible for reviewing and approving all policy matters relating to changes to the Corporation's Seller/Servicer Guide and making recommendations to the Board of Directors on agricultural credit matters, met four times during the fiscal year ended December 31, 2004. The Finance Committee, which is responsible for determining the financial policies of the Corporation and managing the Corporation's financial affairs, met eight times during the fiscal year ended December 31, 2004. The Marketing Committee, which is responsible for the development and monitoring of the Corporation's programs and marketing plan, met four times during the fiscal year ended December 31, 2004. Prior to August 2004, the functions of both the Credit Committee and the Marketing Committee had been delegated to the Program Development Committee, which met three times during the fiscal year ended December 31, 2004. The Public Policy Committee, which considers matters of public policy referred to it by the Board of Directors such as the Corporation's relationship with and policies regarding borrowers, Congress and governmental agencies and conflicts of interest, met eight times during the fiscal year ended December 31, 2004. See "Item No. 1: Election of Directors," "Compensation of Directors and Executive Officers" and "Report of the Audit Committee" and "Item No. 2: Selection of Independent Auditors" for information concerning the Corporate Governance Committee, the Compensation Committee and the Audit Committee, respectively.

Item No. 1:  Election of Directors

     At the Meeting, ten directors will be elected for one-year terms. The Act provides that five of the directors will be elected by a plurality of the votes of the Class A Holders, and five of the directors will be elected by a plurality of the votes of the Class B Holders. All of the Class A nominees and four of the Class B nominees currently are members of the Board of Directors. Kenneth E. Graff, a current member of the Board elected by Class B holders, declined to stand for re-election to the Board. Mr. Graff's decision not to stand for re-election did not relate to any disagreement with Farmer Mac on any matter relating to the Corporation's operations, policies or practices. The directors elected by the Class A Holders and the Class B Holders will hold office until the Corporation's 2006 Annual Meeting of Stockholders, or until their respective successors have been duly elected and qualified.


     The Act further provides that the President of the United States will appoint five members to the Board of Directors with the advice and consent of the United States Senate (the "Appointed Members"). The Appointed Members serve at the pleasure of the President of the United States. The Board of Directors, after the election at the Meeting, will consist of the Appointed Members named under "Directors Appointed by the President of the United States" below or such other Appointed Members as may be appointed by the President and confirmed by the Senate between April 11, 2005 and June 16, 2005 and the ten members who are elected by the holders of Farmer Mac's Voting Common Stock.

     In order to facilitate the selection of director nominees, the Board of Directors utilizes a Corporate Governance Committee that consists of the Chairman of the Board, the Vice Chairman of the Board and two additional members each from the Class A directors and Class B directors, resulting in a committee composed of two directors from each of the Board's three constituent groups. The current members of the Corporate Governance Committee are: Appointed Members Messrs. Dailey and Junkins; Class A directors Messrs. Kenny and Kruse; and Class B directors Messrs. DeBriyn and Raines. As described in more detail in "Director Independence," fourteen of the fifteen members of the Board of Directors, and all members of the Audit, Compensation and Corporate Governance Committees, are "independent," as defined in Farmer Mac's Corporate Governance Guidelines, federal securities laws and NYSE listing standards. The charter of the Corporate Governance Committee and Farmer Mac's Corporate Governance Guidelines are
available on Farmer Mac's website, www.farmermac.com, in the "Corporate Governance" tab in the "Investors" section.

     The Board has adopted a policy statement on directors that expresses the general principles that should govern director selection and conduct, which the Corporate Governance Committee uses in identifying and evaluating potential candidates for director. The Corporate Governance Committee reviews, on an annual basis, the appropriate skills and characteristics required of Board members in the context of the perceived needs of the Board at that point in time. The Committee strives to identify and retain as members of the Board individuals who have the qualities, business background and experience that will enable them to contribute significantly to the development of Farmer Mac's business and its future success. The Board has determined that its elected members should be comprised of individuals with a variety of business backgrounds and experiences who are deemed to have a broad perspective and good record of accomplishment either as senior members of agricultural business management, as agricultural or commercial lenders, as accountants or auditors, or as entrepreneurs. The Board has also determined that it is desirable to have qualified women and minority representation on the Board. In selecting nominees for director, the Corporate Governance Committee also considers an individual's character, judgment, fairness and overall ability to serve Farmer Mac. Thus, in addition to considering the current needs of the Board and the quality of an individual's professional background and experience, the Corporate Governance Committee seeks individuals who:

          o have integrity, independence, and an inquiring mind; an ability to work with others; good judgment; intellectual competence; and motivation;

          o have the willingness and ability to represent all stockholders' interests, and not just the particular constituency that elected the director to serve on the Board;

          o have an awareness of and a sensitivity to the public purpose of Farmer Mac and a sense of responsibility to Farmer Mac's intended beneficiaries;

          o are willing to commit the necessary time and energy to prepare for and attend Board and committee meetings; and

          o are willing and have the ability to advance their views and opinions in a forthright manner, but, upon the conclusion of deliberations, to act in the best interests of Farmer Mac, and, once a decision is reached by a majority, to support the decision.

     The Corporate Governance Committee met fifteen times during the fiscal year ended December 31, 2004. The Committee recommended five individuals to be considered for election as Class A nominees and five individuals to be considered for election as Class B nominees and the Board of Directors has approved these recommendations. The individuals recommended by the Corporate Governance Committee are referred to collectively as the "Nominees." The Nominees will stand for election to serve for terms of one year each, or until their respective successors are duly elected and qualified. One of the ten Nominees, Ernest M. Hodges, is not a current member of the Board standing for re-election. Mr. Hodges was recommended to the Corporate Governance Committee by a non-management director. No fees were paid to any director search firms or other third parties to assist in identifying and evaluating the Nominees.

     In identifying potential candidates for the Board, the Corporate Governance Committee considers suggestions from Board members, management, stockholders and others. From time to time, the Committee may retain a search firm to assist in identifying potential candidates and gathering information about the background and experience of such candidates. The Committee will consider all proposed nominees, including stockholder nominees, in light of the qualifications discussed above and the assessed needs of the Board at the time. For the 2006 Annual Meeting of Stockholders, the Corporate Governance Committee will consider nominees recommended by holders of Farmer Mac's Voting Common Stock, who may submit recommendations by letter to the Corporate Secretary of Farmer Mac by January 31, 2005.

     If any of the ten Nominees named below is unable or unwilling to stand as a candidate for the office of director on the date of the Meeting or at any adjournment(s) or postponement(s) thereof, the proxies received on behalf of such Nominee will be voted for such substitute or other Nominee(s) as the Board of Directors may designate. The Board of Directors has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected.

Information about Nominees for Director

Each of the Nominees has been principally employed in his or her current position for the past five years unless otherwise noted.

Class A Nominees

Dennis L. Brack, 52, has been a member of the Board of Directors of the Corporation since June 7, 2001 and serves as chairman of the Compensation Committee and as a member of the Credit Committee. Mr. Brack has served as President and Chief Executive Officer of Bath State Bank, Bath, Indiana, since 1988 and has been a member of the Franklin County, Indiana Community Foundation Investment Committee since 1999 and was a member of the Union County, Indiana Community board of directors in 2003 and 2004. He has recently worked on the steering committees for Comprehensive Plan Development in both Franklin and Union Counties, Indiana. He was also a director of the Indiana Bankers Association from 1994 to 1996 and previously served a three-year term on the Purdue University Dean's Advisory Council.

Dennis A. Everson, 54, has been a member of the Board of Directors of the Corporation since June 3, 2004, and is a member of the Finance Committee and the Marketing Committee. Mr. Everson has been President and Manager of the First Dakota National Bank Agri-business Division since 2002. From 1984 until 2002, he was Vice President and Manager of the First Dakota National Bank Agri-business Division. From 2000 until 2002, Mr. Everson was a member of the Federal Home Loan Bank Committee of the American Bankers Association. During 1998, he served as Chairman of the Agricultural & Rural Bankers Committee of the American Bankers Association.

Mitchell A. Johnson, 63, has been a member of the Board of Directors of the Corporation since June 12, 1997 and is a member of the Compensation Committee and the Finance Committee. Mr. Johnson is President of MAJ Capital Management, Inc., an investment management firm that he founded in 1994 following his retirement from the Student Loan Marketing Association ("Sallie Mae"), the nation's largest provider of college education financing. He is a trustee of the Advisors' Inner Circle Funds, the Advisors' Inner Circle Funds II, the MDL Funds and Expedition Funds. During his 21 years with Sallie Mae, Mr. Johnson held numerous positions within that organization including, for the seven years preceding his retirement, Senior Vice President, Corporate Finance. He has been a trustee of Citizens Funds, a mutual fund company based in Portsmouth, New Hampshire and a director of the Rushmore Funds, a mutual fund company owned by FBR Investment Services, Inc. Mr. Johnson also served as a director of Eldorado Bankshares, Inc., Laguna Hills, California, the holding company for Eldorado and Antelope Valley Banks, and was the first President and one of the founding members of the Washington Association of Money Managers and a trustee of the District of Columbia Retirement Board, among other community activities.

Timothy F. Kenny, 43, has been a member of the Board of Directors of the Corporation since June 3, 2004 and serves as a member of the Audit Committee and the Corporate Governance Committee. He is a Certified Public Accountant and Managing Director with BearingPoint, Inc. (formerly KPMG Consulting, Inc.) in McLean, Virginia. He joined KPMG LLP, the predecessor organization to KPMG Consulting, in 1986 and held that position until the separation of KPMG Consulting from KPMG LLP in February 2001. While with KPMG LLP, Mr. Kenny served as a technical resource for the firm's partners and managers nationwide on mortgage banking issues, including financial accounting and reporting; auditing; and operational, strategic, and regulatory matters. Currently, Mr. Kenny directs a team of financial professionals on consulting projects with various federal credit agencies. Mr. Kenny previously served on the Board of Directors of the Mortgage Bankers Association of Metropolitan Washington.

Charles E. Kruse, 60, has been a member of the Board of Directors of the Corporation since June 7, 2001 and serves as chairman of the Marketing Committee and is a member of the Corporate Governance Committee. Mr. Kruse has been a member of the Board of Directors of Central Bancompany since 2000. He has served as President of the Missouri Farm Bureau since 1992 and has been a member of the American Farm Bureau Board of Directors, representing 12 midwestern State Farm Bureaus, since 1995. Mr. Kruse has also served on the Commission on 21st Century Production Agriculture; the Agricultural Technical Advisory Committee for Trade in Grains, Feed, and Oilseeds; the President's Council on Rural America; and the U.S. Trade Representative's Intergovernmental Advisory Committee.

Class B Nominees

Ralph W. "Buddy" Cortese, 58, has been a member of the Board of Directors of the Corporation since June 5, 2003 and is a member of the Compensation Committee and the Credit Committee. He is a farmer, rancher and cattle feeder from Fort Sumner, New Mexico. Mr. Cortese has been a member of the board of directors of the Farm Credit Bank of Texas since 1995. As a member of that board of directors, he served as vice chairman from 1998 to 2000 and has served as chairman since 2000. Previously, Mr. Cortese was the chairman of the board of directors of the Production Credit Association of Eastern New Mexico (now Ag New Mexico, ACA) from 1992 to 1994, a member of the PCA Stockholders' Advisory Committee from 1990 to 1994 and a member of the executive committee of the Tenth District Federation of PCAs from 1991 to 1994. He has also been a member of the American Land Foundation Board since 2001.

Paul A. DeBriyn, 50, has been a member of the Board of Directors of the Corporation since June 1, 2000. He is a member of the Corporate Governance Committee and serves as chairman of the Audit Committee. Mr. DeBriyn has served as President and Chief Executive Officer of AgStar Financial Services, ACA (and its predecessor, Farm Credit Services of Southern Minnesota) since 1995. He was previously Executive Vice President and Chief Operating Officer of Farm Credit Services of Southern Minnesota from 1993 to 1995 and President and Chief Executive Officer of Farm Credit Services of Southeast Minnesota from 1987 to 1993.

Ernest M. Hodges, 57, has served as President and Chief Executive Officer of Sacramento Valley Farm Credit, ACA, in Woodland California since 1993. Mr. Hodges was Chief Credit Officer of Sacramento Valley Farm Credit from 1991 to 1993 and served as an Examiner with the United States Office of the Controller of the Currency in 1991. Mr. Hodges served in executive management positions with the Western Farm Credit Bank from 1982 to 1990, most recently as Senior Vice President.

John G. Nelson III, 55, has been a member of the Board of Directors of the Corporation since June 13, 1996. He is a member of the Compensation Committee and the Marketing Committee and serves as chairman of the Finance Committee. Mr. Nelson is the owner and manager of a grain farm in Reardan, Washington. He served as a director of AgAmerica, FCB, Spokane, Washington from 1994 through 2002. Mr. Nelson also has served as a director of Northwest Farm Credit Services, ACA, and its predecessor PCA. He is a member of the Farm Bureau, the Washington Wheat Growers and Northwest Farm Credit Services, ACA, as well as several other agricultural organizations. Mr. Nelson was recently hired by Washington State University Extension as Trade Adjustment Assistance Coordinator for the Western Center for Risk Management Education.

John Dan Raines, 61, has been a member of the Board of Directors of the Corporation since June 18, 1992 and is a member of the Audit Committee and the Corporate Governance Committee. He is the owner and operator of Raines Commercial Group, Inc., a general business corporation. From 1986 to 1990, Mr. Raines was a member of the board of directors of the South Atlantic Production Credit Association, and served as its chairman in 1989 and 1990. Since 1990, Mr. Raines has served as a member of the board of directors of AgFirst Farm Credit Bank (formerly, the Farm Credit Bank of Columbia, South Carolina). He also has served since 1981 as a member of the board of directors of AgGeorgia Farm Credit, ACA, and its predecessor Farm Credit System institution.

Directors Appointed by the President of the United States

Julia Bartling, 46, has been a member of the Board of Directors of the Corporation since June 5, 2003 and is a member of the Audit Committee and the Public Policy Committee. Her appointment to the Board was confirmed by the United States Senate on June 3, 2003. Ms. Bartling has been an elected member of the South Dakota House since January 1, 2001. She also served as Auditor of Gregory County, South Dakota from 1983 through 2000. Ms. Bartling, along with her spouse, have owned and operated Bartling Feed, Grain & Trucking since 1977.

Fred L. Dailey, 59, has been a member of the Board of Directors of the Corporation and has served as its Chairman since August 16, 2002. He also serves as chairman of the Corporate Governance Committee and is a member of the Compensation Committee and the Public Policy Committee. His appointment to the Board was confirmed by the United States Senate on July 29, 2002. Mr. Dailey has served as the Director of the Ohio Department of Agriculture since 1991. Prior to that time, he was the executive vice president of the Ohio Beef Council and executive secretary of the Ohio Cattlemen's Association from 1982 to 1991 and served as the Director of the Indiana Division of Agriculture from 1975 to 1981. Mr. Dailey is past President of the National Association of State Departments of Agriculture and has received the FFA Honorary State Farmer degree from both Ohio and Indiana. In 1998, he received the national "Outstanding State Agriculture Executive" award presented by the Biotechnology Industry Organization and was named "Man of the Year" by Progressive Farmer magazine in 1999. Mr. Dailey resides on a working farm in Ohio where he raises Angus cattle.

Grace T. Daniel, 59, has been a member of the Board of Directors of the Corporation since August 17, 2002 and serves as chair of the Public Policy Committee and a member of the Marketing Committee. Her appointment to the Board was confirmed by the United States Senate on July 29, 2002. Ms. Daniel is the Principal of Golden State Marketing Services, a consulting firm that she founded in 1987 and that provides marketing services for corporations and government agencies. Ms. Daniel served on the California Agricultural Labor Relations Board from 1997 to 1999. She also served as the California Governor's Chief Deputy Appointments Secretary from 1994 to 1997 and as Executive Director at the California Trade and Commerce Agency Office of Small Business from 1991 to 1994, where she was responsible for the State's loan guarantee program. In 2004, Ms. Daniel was appointed as Deputy Director of California Parks and Recreation by Governor Schwarzenegger.

Lowell L. Junkins, 61, has been a member of the Board of Directors of the Corporation since June 13, 1996 and Vice Chairman of the Board since December 5, 2002. He serves as a member of the Corporate Governance Committee, the Finance Committee and the Public Policy Committee. He was appointed to the Board of Directors by President Clinton in April 1996 while the Senate was in recess and was confirmed by the Senate on May 23, 1997 and was reconfirmed by the Senate on June 3, 2003. Mr. Junkins works as a public affairs consultant for Lowell Junkins & Associates in Des Moines, Iowa. He owns and operates Hillcrest Farms in Montrose, Iowa, where he served as Mayor from 1971 to 1972. From 1974 through 1986, Mr. Junkins served as an Iowa State Senator, including as majority leader from 1981 to 1986.

Glen O. Klippenstein, 67, has been a member of the Board of Directors of the Corporation since June 5, 2003 and is a member of the Credit Committee and the Public Policy Committee. His appointment to the Board was confirmed by the United States Senate on June 3, 2003. Mr. Klippenstein has served as the Chief Executive Officer of the American Chianina Association since November 8, 2000. Prior to 2000, he operated his family farm, engaged in cattle production.

     In addition to the affiliations set forth above, the Nominees and Appointed Members are active in many local and national trade, commodity, charitable, educational and religious organizations.

Stock Ownership of Directors and Executive Officers

     As of the record date, April 18, 2005, the members of the Board of Directors, Nominees for election as directors and executive officers of the Corporation listed in the table below might be deemed to be "beneficial owners" of the indicated number of equity securities of the Corporation, as defined by the rules of the Securities and Exchange Commission ("SEC"). The Corporation's Voting Common Stock may be held only by banks, insurance companies and financial institutions and Farm Credit System institutions, and may not be held by individuals. Accordingly, no executive officer owns, directly or indirectly, any shares of any class of the Corporation's Voting Common Stock. Furthermore, Appointed Members may not be officers or directors of financial institutions or Farm Credit System institutions and may not, directly or indirectly, own Voting Common Stock of the Corporation. There are no ownership restrictions on the Class C Non-Voting Common Stock. For information about the beneficial owners of 5 percent or more of the Voting Common Stock of the Corporation, see "Principal Holders of Voting Common Stock."


                               Voting Common Stock           Non-Voting Common Stock (1)
                            ------------------------        --------------------------
                            Class A or      Percent                       Percent
                              Class B       of Class           Class C    of Class
                            ----------      --------           -------    --------
 Julia Bartling               ------         ------              8,000        *
 Dennis L. Brack              ------         ------             19,224        *
 Timothy L. Buzby             ------         ------             49,095        *
 Nancy E. Corsiglia           ------         ------            277,597      2.8%
 Ralph W. Cortese             ------         ------              8,474        *
 Fred L. Dailey               ------         ------              8,000        *
 Grace T. Daniel              ------         ------              8,233        *
 Paul A. DeBriyn              ------         ------             22,179        *
 Henry D. Edelman             ------         ------            688,570      6.8%
 Dennis A. Everson            ------         ------              2,171        *
 Kenneth E. Graff (2)         ------         ------             ------        *
 Ernest M. Hodges             ------         ------             ------        *
 Mitchell A. Johnson          ------         ------             26,804        *
 Lowell L. Junkins            ------         ------             17,999        *
 Timothy F. Kenny             ------         ------              2,492
 Glen O. Klippenstein         ------         ------              8,350        *
 Charles E. Kruse             ------         ------             19,783        *
 Michael P. Morris            ------         ------              7,226        *
 John G. Nelson III           ------         ------             21,409        *
 Jerome G. Oslick             ------         ------             70,893        *
 John Dan Raines              ------         ------             18,187        *
 Tom D. Stenson               ------         ------            148,733      1.5%
 All directors and            ------         ------          1,433,419     14.23%
  executive officers as a group (21 persons)

*    Less than 1%.
(1) Includes shares of Class C Non-Voting Common Stock that may be acquired within 60 days through the exercise of stock options as follows: Mr. Edelman, 671,629 shares; Mr. Buzby, 49,095 shares; Ms. Corsiglia, 268,156 shares; Mr. Morris, 7,226 shares; Mr. Oslick, 66,643 shares; and Mr. Stenson, 132,607 shares; each of Ms. Bartling, Ms. Daniel and Messrs. Cortese, Dailey and Klippenstein, 8,000 shares; Mr. Nelson, 21,000 shares; Mr. DeBriyn, 21,200 shares; Mr. Johnson, 23,000 shares; each of Messrs. Brack, Kruse and Raines, 18,000 shares; Mr. Junkins, 17,999 shares; each of Messrs. Everson and Kenny, 2,000 shares; and all directors and executive officers as a group, 1,195,356 shares.
(2)  Not a nominee for re-election.

Director Independence

     The Board of Directors has adopted a formal set of categorical standards to form the basis for determinations of director independence required by NYSE rules. To be considered "independent" for purposes of these standards, the Board must affirmatively determine that a director does not have a material relationship with Farmer Mac other than as a director. The standards, which are included in Farmer Mac's Corporate Governance Guidelines available on the Corporation's website, www.farmermac.com, under the "Corporate Governance" tab of the "Investors" section, meet all requirements for director independence contained in SEC and NYSE rules. In applying the standards, the Board broadly considers all relevant facts and circumstances.

     In March 2005, the Board considered all direct and indirect transactions and relationships between each director and the Corporation and its management. As a result of its review, the Board affirmatively determined that each of Farmer Mac's current directors, other than Mr. Graff, meets the director independence standards referred to above and, therefore, is independent. Mr. Graff, who is not a nominee for re-election, was determined to have a material relationship with Farmer Mac by virtue of his position as President of Farm Credit West, ACA. The Board has also determined that Mr. Hodges, the only Nominee who is not a current member of the Board, does not meet the criteria for director independence. Mr. Hodges was determined to have a material relationship with Farmer Mac by virtue of Farmer Mac's receipt of approximately $829,785 in commitment fees in 2004 from Sacramento Valley Farm Credit, ACA, of which Mr. Hodges is the President. That amount was approximately 2.7 percent of Sacramento Valley Farm Credit, ACA's consolidated gross revenues for 2004, which was approximately $31.0 million. See "Compensation of Directors and Executive Officers--Compensation of Executive Officers--Certain Relationships and Related Transactions."

Report of the Audit Committee

     The following report of the Audit Committee shall not be deemed to be "soliciting material," or to be "filed" with the SEC, and will not be deemed to be incorporated by reference into any filing by the Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically requests that such information be treated as soliciting material or specifically incorporates the report by reference into a document.

     The Audit Committee reviewed and recommended reaffirmation of the Audit Committee Charter, which reaffirmation was approved by the full Board on February 3, 2005. The complete text of the charter, which reflects standards set forth in SEC regulations and NYSE listing standards, is available on the Corporation's website, www.farmermac.com, under the "Corporate Governance" tab of the "Investors" section and is also attached to this Proxy Statement as Appendix A. The Audit Committee and the Board reviews and approves changes to the Audit Committee Charter annually. The Board of Directors has determined that: (1) all the directors who serve on the Audit Committee are "independent," as defined in Farmer Mac's Corporate Governance Guidelines, SEC rules and NYSE listing standards; and (2) Timothy F. Kenny, a member of the Audit Committee, is an "audit committee financial expert," as defined in SEC rules.

           Audit Committee Report for the Year Ended December 31, 2004

To Our Stockholders:

     Management is primarily responsible for establishing and maintaining the financial public reporting process, including the system of internal accounting controls, and for the preparation of Farmer Mac's consolidated financial statements in accordance with generally accepted accounting principles in the U.S. The Audit Committee, on behalf of the Board, monitors Farmer Mac's financial reporting processes and systems of internal accounting control, the independence and performance of the independent auditors and the performance of the internal audit function. The Corporation's independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and on management's assessment of the effectiveness of the Corporation's internal control over financial reporting. In addition, the independent auditors will express their own opinion on the effectiveness of Farmer Mac's internal control over financial reporting.

     Management has represented to the Audit Committee that Farmer Mac's audited consolidated financial statements were prepared in accordance with generally accepted accounting principles in the U.S. The Audit Committee reviewed and discussed Farmer Mac's audited consolidated financial statements with both management and the Corporation's independent auditors prior to their issuance. The Audit Committee has discussed with the independent auditors their evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed any items required to be communicated to it by the independent auditors pursuant to rules and regulations promulgated by the Securities and Exchange Commission and the Public Company Oversight Board and the standards established by the American Institute of Certified Public Accountants, including matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

     With respect to the Corporation's outside auditors, the Audit Committee, among other things, received from Deloitte & Touche LLP the written disclosures as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Corporation and its management. The Audit Committee has reviewed and pre-approved the audit fees of the independent auditors. It also has approved non-audit services and reviewed fees for such services to assure compliance with applicable provisions of the Securities Exchange Act of 1934, as amended, and applicable rules and regulations to assure compliance with the auditor independence requirements that prohibit independent auditors from performing specified services that might impair their independence as well as compliance with Farmer Mac's and the Audit Committee's policies.

     The Audit Committee discussed with Farmer Mac's independent auditors the overall scope of and plans for its audit. Finally, the Audit Committee continued to monitor the scope and adequacy of the Corporation's internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

     In reliance upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Corporation's audited financial statements in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission, as filed on March 16, 2005.

                                    Audit Committee

                                  Paul A. DeBriyn, Chairman
                                  Julia Bartling
                                  Timothy F. Kenny
                                  John Dan Raines

Executive Officers

      The following table sets forth the names and ages of the current executive officers of Farmer Mac and the principal positions held with the Corporation by such executive officers.

Name                  Age       Capacity in which Served and Five-Year History

Henry D. Edelman      56      President  and  Chief  Executive  Officer  of the  Corporation
                              since  June 1, 1989.   From  November  1986  until  he  joined
                              Farmer Mac, Mr.  Edelman was First Vice  President for Federal
                              Government Finance of PaineWebber Incorporated,  New York, New
                              York.   Previously,   Mr.   Edelman  was  Vice  President  for
                              Government  Finance at Citibank  N.A.,  New York, New York and
                              Director of  Financing,  Investments  and Capital  Planning at
                              General Motors  Corporation  in New York,  New York,  where he served in various  capacities on the Legal Staff and Financial
                              Staff for ten years.

Timothy L. Buzby       36     Vice  President  -  Controller  since June 5, 2003.  From July
                              1997 until he joined  Farmer  Mac as  Controller  in  December
                              2000,  Mr. Buzby,  a certified  public  accountant since 1992,
                              was  Chief   Financial   Officer  for  George  Mason  Mortgage
                              Corporation,  a regional  residential  mortgage  lender,  from
                              March   2000  to   December   2000  and  for   Mortgage   Edge
                              Corporation,  a national  mortgage  lender,  from July 1997 to
                              February  2000.  Prior to July 1997,  Mr.  Buzby was a Manager
                              on the Mortgage Consulting Staff of KPMG Peat Marwick, LLP.

Nancy E. Corsiglia    49      Vice President - Finance since June 1, 2000,  Treasurer  since
                              December 8, 1989    and   Chief   Financial    Officer   since
                              May 13, 1993.  From  December  8, 1989 until June 1, 2000 when she was appointed Vice President - Finance,  Ms. Corsiglia was
                              Vice  President  - Business  Development.  From 1988 until she joined  Farmer  Mac,  Ms.  Corsiglia  was Vice  President  for
                              Federal  Government Finance at PaineWebber  Incorporated,  New
                              York,  New  York.  From 1984 to 1988,  she  served as a Senior
                              Financial  Analyst  and a Manager  on the  Financial  Staff of
                              General Motors Corporation, New York, New York.

Jerome G. Oslick      58      Vice  President  - General  Counsel  and  Corporate  Secretary
                              since  February 1, 2000.  From 1987 until he joined Farmer Mac as Assistant  General Counsel in February 1994, Mr. Oslick was
                              an  associate  in the  Washington,  D.C.  office  of  the  New
                              York-based  law firm of Brown & Wood.  From  1970 to 1987,  he was an  attorney  and  branch  chief in the  Office of General
                              Counsel, United States Department of Agriculture.

Michael P. Morris     47      Vice  President  -  Agricultural  Credit  since  June 3, 2004.
                              Mr. Morris served as Vice President - Mortgage  Servicing from
                              December  4, 2003 to June 3,  2004.  From 1997 until he joined
                              Farmer Mac as Director - Portfolio  Management  in April 2002,
                              Mr.  Morris  managed  the  Prior  Approval  Department  of the
                              Western  Farm  Credit  Bank in  Sacramento,  California.  From
                              1994 to 1997, he served as Vice  President and Special  Assets
                              Manager  for  Farm  Credit   Services   Southwest   in  Tempe,
                              Arizona.  From 1992 to 1994,  he served as Vice  President  of
                              Credit Review for Farm Credit Services  Southwest.  Mr. Morris
                              also  served  as an  Examiner-in-Charge  for the  Farm  Credit
                              Administration from 1986 to 1991.

Tom D. Stenson        54      Vice  President  -  Agricultural  Finance  of the  Corporation
                              since  August 7, 1997.  From  November  1996  until  August 7,
                              1997,  Mr. Stenson was Director - Agricultural  Finance of the
                              Corporation.  From 1993 until  joining  Farmer Mac in 1996, he was Vice  President  -  Agribusiness  for  ValliWide  Bank,  a
                              "super-community"   bank  in  the  San   Joaquin   Valley   of
                              California.

Compensation of Directors and Executive Officers

     The Compensation Committee determines, subject to ratification by the Board of Directors, the salaries, benefit plans and other compensation of directors and officers of the Corporation. The current members of the Compensation Committee are Messrs. Cortese, Dailey, Johnson, Nelson, and Brack (chairman). No member of Farmer Mac's Compensation Committee is or has been an officer or employee of the Corporation. As described in more detail in "Director Independence," the Board has determined that all members of the Compensation Committee are "independent," as defined in Farmer Mac's Corporate Governance Guidelines, federal securities laws and NYSE listing standards. During the fiscal year ended December 31, 2004, the Compensation Committee met six times.

     The Committee adopted a charter for the Compensation Committee, which adoption was reaffirmed by the full Board on February 3, 2005. The complete text of the charter, which reflects standards set forth in new SEC regulations and NYSE rules, is available on the Corporation's website, www.farmermac.com, under the "Corporate Governance" tab in the "Investors" section.

--     Compensation of Directors

     The directors are required to spend a considerable amount of time preparing for, as well as participating in, Board and Committee meetings. In addition, they are often called upon for their counsel between meeting dates. For those services, they receive the following compensation: (a) an annual retainer of $12,500 ($15,000 for the chairman of the Audit Committee and $17,500 for the Chairman of the Board); (b) $750 per day, plus expenses, for each meeting of the Board and each Committee meeting (if on a day other than that of the Board meeting) attended; and (c) with the prior approval of the President of the Corporation, $750 per day, plus expenses, for certain other meetings and conferences with borrowers, lenders or other groups interested in the Farmer Mac program in which they participate. The total cash compensation received by all members of the Board of Directors in 2004 was approximately $355,349. Since June 13, 1997, each director has been granted options annually to purchase shares of Class C Non-Voting Common Stock under the Corporation's 1997 Incentive Plan, with each such grant occurring on the date of each Annual Meeting of Stockholders and with the option price being determined as of such date. The 6,000 options granted to each member of the Board of Directors in 2004 had a present value of $49,243 (3) at the grant date. The total compensation, cash and options received by all members of the Board of Directors in 2004 was approximately $1,094,000.
____________________________
(3) The present value at grant date of options granted during 2004 has been estimated using the Black-Scholes option pricing model with the following assumptions: a dividend yield of 0.0%; an expected volatility of 46.0%; a risk-free interest rate of 4.3%; and an expected life of 7 years.


--     Compensation of Executive Officers

General

     This section includes: (a) a report from the Compensation Committee of the Board of Directors on executive compensation; (b) a discussion of Compensation Committee interlocks and insider participation in Farmer Mac transactions; (c) a summary description in tabular form of executive compensation; (d) a summary of aggregate option holdings; (e) a description of the executive officers' employment agreements; (f) a discussion of certain relationships and related transactions with directors; and (g) comparisons of Farmer Mac's stock performance to market indices.

     Notwithstanding anything to the contrary set forth in any of Farmer Mac's documents with respect to the offer or sale of securities ("Offering Circulars") or any previous corporate filings under the Securities Act of 1933 or Securities Exchange Act of 1934, neither the Compensation Committee Report on Executive
Compensation nor the performance graphs shall be deemed to be incorporated by reference into any Offering Circular or any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Farmer Mac specifically incorporates such information by reference, and shall not otherwise be deemed to have been or to be filed under such Acts.

Compensation Committee Report on Executive Compensation

     Farmer Mac's Compensation Policies. Farmer Mac was created by Congress to establish a secondary market for agricultural and rural housing mortgages that would increase the availability of credit for agricultural producers, provide greater liquidity and lending capacity for agricultural lenders and facilitate intermediate- and long-term agricultural funding. Farmer Mac's charter, particularly as revised in 1996, casts it in the mold of the Federal National Mortgage Association ("Fannie Mae") and the Federal Home Loan Mortgage Corporation ("Freddie Mac"), which, over the past 20 years, have established a mature secondary market for housing mortgages. From the outset, Farmer Mac's Board of Directors and its Compensation Committee recognized that the accomplishment of Farmer Mac's mission would require that it attract, retain and motivate highly qualified personnel capable of addressing the formidable tasks necessary to develop and operate a secondary market for agricultural mortgage loans where none had previously existed, and to persevere in their efforts through what would likely be a number of difficult and uncertain years. The Compensation Committee believes that this approach continues to be sound, inasmuch as the Corporation must compete in the general market for the services of individuals with the education, experience and prior achievements necessary to enhance the financial results and safety and soundness of Farmer Mac's expanding and increasingly complex operations. Accordingly, the Board and the Compensation Committee have undertaken to compensate those employees in a reasonable manner consistent with compensation for executives in other comparable businesses that involve similar duties and responsibilities, while recognizing that the Corporation would have to set special objectives as it progressed through developmental stages, whereby management would focus on long-term structural, internal controls, pricing and capital objectives, balanced with near-term operating results.

     Method of Determining Management Compensation. Farmer Mac's Board of Directors and Compensation Committee have adopted an approach to executive compensation that relies upon both subjective (qualitative) and objective (quantitative) evaluation criteria in establishing the compensation of the Chief Executive Officer ("CEO") and other senior members of management. That approach measures performance primarily on the basis of management's accomplishments in implementing business strategies designed to achieve the annual and long-term objectives defined in the Corporation's annual business plan, as approved each year by the Board of Directors.

     As part of its ongoing efforts to evaluate its approach and further refine the Corporation's compensation practices, the Compensation Committee has employed the services of a nationally recognized independent compensation consulting firm. With significant input and assistance from its independent consultant, in 2004 the Compensation Committee has worked to refine the Corporation's policies relating to executive compensation. Those policies include: (i) a system for comparative and competitive evaluation of base salaries; (ii) an approach to incentive compensation, including annual cash and long-term equity components; and (iii) a management performance evaluation form that has resulted in more quantitative measurement of management's performance against the achievement of the Corporation's business plan objectives.

     Each year, the Corporation's independent compensation consultant reviews the Corporation's compensation practices and establishes an estimated range of compensation opportunities that are aligned with the Corporation's annual and long-term objectives keyed off of executive performance and comparable to those received by persons with similar qualifications and experience (but not necessarily the same position and title) at other peer corporations, particularly the other government-sponsored enterprises, to ensure that the Corporation's compensation structure is sufficiently competitive to attract and retain highly qualified executives. The Corporation's established practice is to cap compensation at Farmer Mac at the 75th percentile of compensation for all components of comparable pay, to reflect the challenges and risks of its developmental and political characteristics.

     On the basis of that comparative review and other related analyses, the Compensation Committee selects the range of, and maximum amounts for, total compensation as well as for each of the three significant components of compensation - salary, annual cash incentive pay and long-term non-cash incentive pay - and then makes recommendations to the Board of Directors as to the actual levels of compensation to be awarded. The cash and non-cash incentive portions of the compensation package vary to reflect corporate performance, which is measured against business plan objectives and results. In measuring the achievement of those objectives and results, the Compensation Committee applies criteria established by the Board and management in the business plan. For the 2003-04 12-month business plan cycle, or business planning year, from June 1, 2003 to May 31, 2004, seven critical objectives were established, focusing on profitability, volume, quality control and mission: (1) to continue to fulfill the Corporation's Congressional mission and serve rural America; (2) to continue to improve operating results; (3) to manage effectively the Corporation's interest rate risk and credit risk; (4) to optimize internal operations with the evolution of the Corporation's business, through effective risk management, internal controls, resource allocation and corporate governance; (5) to optimize use of the capital markets; (6) to maintain adequate capital; and (7) to maintain effective government, public and investor relations.

     Method of Determining Management Compensation for the 2003-04 Business Planning Year. The Corporation's procedures for determining management compensation are re-evaluated each year and have remained consistent from year to year. Toward the end of the Corporation's May 31st business planning year (commencing with the 2004-05 planning year it will be June 30th), the Compensation Committee reviews management's performance against business plan objectives, taking into account the business conditions that prevailed during the preceding twelve months.

     As a benchmark for compensation decisions, the Compensation Committee, assisted by the independent compensation consultant, compares the salary and annual and long-term incentive compensation of the CEO and other members of senior management with the corresponding range of competitive compensation received by persons with similar qualifications and experience (although not necessarily the same position and title) at other corporations, particularly the other government-sponsored enterprises. This comparison is made on both an annual and a multi-year basis, in order to take into account pay levels and rates of increase at Farmer Mac and similar companies.

     The CEO provides detailed written performance evaluations of the members of senior management, other than himself, to the Compensation Committee members in advance, and these are discussed among the members and the CEO. The Compensation Committee members then meet in executive session (without the CEO present) to discuss the performance of the CEO. Thus, the CEO participates in the evaluation of each other senior member of management, but not in his own. The Compensation Committee includes the CEO in its consideration of the performance and total compensation of each of the other members of senior management and then considers the performance and total compensation of the CEO in an executive session without the CEO present and prepares a detailed written performance evaluation of the CEO. Based on those deliberations and input provided by the independent compensation consultant, the Compensation Committee makes recommendations consistent with the Corporation's compensation policies as to the terms of the contracts under which the CEO and other senior management are employed, and its ability to attract and retain a management team with the skills and talent necessary to achieve the Corporation's mission.

     The Compensation Committee evaluated the performance of senior management, including the CEO, for the 2003-04 business planning year by reviewing the contribution of each individual to the accomplishment of the strategies and objectives under the 2003-04 business plan. The Compensation Committee also evaluated the Corporation's non-financial achievements during the business planning year, recognizing that the accomplishment of the Corporation's Congressional mission is a significant aspect of the continuing development of Farmer Mac. That mission involves the establishment of programs and products that provide greater liquidity and lending capacity to agricultural lenders, increase the availability of long-term credit to farmers and ranchers and facilitate capital market investments that result in long-term fixed-rate agricultural mortgages. In that regard, the Compensation Committee considered the significant business accomplishments and financial results achieved during the 2003-04 business planning year, including advancement of the Corporation's Congressional mission and the 14.4 percent increase in fiscal year net income for 2004 compared to 2003 while reducing loan delinquency rates. The Compensation Committee also recognized other important business accomplishments during the planning year, including: improvements in internal controls; maximizing revenue through sophisticated investment techniques; and increasing the profitability of its programs by holding loans rather than securitizing them when market conditions were unfavorable. All of these factors were weighed carefully, with particular weight accorded to profitability. On that basis, the Compensation Committee recommended, and the Board approved, the compensation to senior management disclosed below.

     The proportion of the total compensation package representing incentive compensation (annual cash and long-term non cash incentive compensation) for the 2003-04 business planning year was 66.8 percent for the CEO and ranged between 0 percent and 61.2 percent for other members of senior management. The Compensation Committee believes that equity compensation should represent a significant portion of incentive compensation in order to align the interests of senior management and stockholders. Accordingly, for the 2003-04 business planning year, annual incentive compensation awards otherwise payable in cash to members of senior management were instead paid in an approximately equal combination of cash and stock options. Long-term incentive compensation represented 66.1 percent of the total incentive compensation package for the 2003-04 business planning year. The basis for determining the level of incentive compensation was the Compensation Committee's evaluation of each individual's contribution to the achievement of the business and financial accomplishments of the 2003-04 planning year, as well as an evaluation of each individual's performance, based on subjective standards including professional competence, motivation and effectiveness in implementing the strategies that led to the achievement of Farmer Mac's business plan objectives.

     Basis for Determining the Compensation for the CEO. For the 2003-04 business planning year, Mr. Edelman received a base salary of $479,460 and was awarded incentive compensation with a total estimated value of approximately $1,059,282. With respect to the incentive compensation component of Mr. Edelman's total compensation, he received $356,598 in cash and options to purchase 99,955 shares of Farmer Mac Class C Non-Voting Common Stock (the options, valued at $702,684 as of the grant date, vest as follows: one-third will vest on May 31, 2005; one-third will vest on May 31, 2006; and the remaining one-third will vest on May 31, 2007). For a discussion of the factors and criteria upon which the CEO's compensation was based, see the preceding section of this report.

     The Compensation Committee members believe that both the design of Farmer Mac's compensation structure, as maintained with the assistance of its outside independent compensation consultant, and the actual total compensation levels, as described herein, reflect careful consideration of what was reasonable and fair, in light of the Corporation's performance, from both management and stockholder perspectives.

                              Compensation Committee

                            Dennis L. Brack, Chairman
            Fred L. Dailey                                  Mitchell A. Johnson
            Ralph W. Cortese                                John Nelson


Compensation Committee Interlocks and Insider Participation

     Directors Brack, Cortese, Dailey, Johnson and Nelson comprise the Corporation's Compensation Committee. None of these directors is, or has been, an officer or employee of the Corporation. None of Farmer Mac's executive officers serve, or have served, as a member of the Board or the Compensation Committee.

     Director Brack, a Class A director, is President and Chief Executive Officer of Bath State Bank, which is a participant in both the Farmer Mac I and II programs. Director Cortese, a Class B director, is the chairman of the board of directors of Farm Credit Bank of Texas, which is the owner of 38,503 shares (or 7.7 percent) of Farmer Mac's Class B Voting Common Stock and a participant in the Farmer Mac I program. See "Compensation of Directors and Executive Officers--Compensation of Executive Officers--Certain Relationships and Related Transactions" for information about the transactions that occurred between Bath State Bank and Farmer Mac and between Farm Credit Bank of Texas and Farmer Mac during 2004.

Summary Compensation Table

      The following table sets forth certain information for each of the last three fiscal years with respect to the compensation awarded to, earned by, or paid to Farmer Mac's CEO and each of Farmer Mac's four other most highly compensated executive officers or employees for the fiscal year ended December 31, 2004 (the "named executive officers").


                                                                   Long-Term
                                                              Compensation Awards
                                                             --------------------
                                        Annual Compensation($) Restricted  Securities
                                 Fiscal ---------------------     Stock    Underlying   All Other
Name and Principal Position      Year    Salary     Bonus        Awards($)  Options    Compensation ($)(4)
-------------------------       ------- --------- -----------   --------- ---------- ---------------
Henry D. Edelman                 2004   488,410    356,598         --        99,955       38,895
  President and                  2003   469,801    379,478         --       120,111       38,001
    Chief Executive Officer      2002   447,480    344,195         --        84,866       36,211


Timothy L. Buzby (5)             2004   197,161     78,413         --        19,374       32,352
  Vice President - Controller    2003   161,348     74,906         --        21,035       25,728

                                 2002   135,029     61,401         --        13,975       20,885

Nancy E. Corsiglia               2004   313,319    179,933         --        52,505       34,185
  Vice President - Finance,      2003   301,381    157,853         --        50,356       33,291
   Treasurer and CFO             2002   287,081    143,958         --        35,769       33,671

Michael P. Morris (6)            2004   193,750     61,577         --        11,180       31,558
  Vice President -               2003   125,731     29,766         --         2,500       18,624
    Agricultural Credit          2002    83,417      6,930         --         1,000       11,819

Tom D. Stenson                   2004   256,517    126,915         --        35,970       34,425
  Vice President -               2003   246,743    122,371         --        35,852       33,531
    Agricultural Finance         2002   234,992    113,490         --        25,901       34,226

(4) Includes contributions to the Corporation's defined contribution pension plan in the amount of $33,735 for 2004 on behalf of each of Mr. Edelman, Ms. Corsiglia and Mr. Stenson; $32,136 on behalf of Mr. Buzby; and $31,558 on behalf of Mr. Morris, as well as disability and life insurance premium payments paid on behalf of the officers. See "Employment Agreements."
(5) Mr. Buzby was appointed Controller on December 4, 2000 and Vice President - Controller on June 5, 2003.
(6) Mr. Morris was appointed Director - Portfolio Management on April 1, 2002, Vice President - Mortgage Servicing on December 4, 2003 and Vice President
     - Agricultural Credit on June 4, 2004.


Option Grants During 2004

     The table below sets forth, as to each of the named executive officers, the following information with respect to option grants during 2004 and the potential realizable value of those option grants: (1) the number of shares of Class C Non-Voting Common Stock underlying options granted during 2004; (2) the percentage that such options represent of all options granted to employees during that year; (3) the exercise price; (4) the expiration date; and (5) the present value, as of the grant date, of the options under the Black-Scholes option pricing model.

                      Number of   % of Total
                     Securities    Options
                     Underlying   Granted to                                      Grant Date
                      Options     Employees     Exercise Price     Expiration      Present
        Name          Granted (7)  in Year        ($/Share)           Date          Value (8)
----------------------------------------------------------------------------------------------
Henry D. Edelman       99,955        40.6%       $19.86           August 11, 2014    $702,684

Timothy L. Buzby       19,374         7.9         19.86           August 11, 2014     136,199

Nancy E. Corsiglia     52,505        21.3         19.86           August 11, 2014     369,110

Michael P. Morris      11,180         4.6         19.86           August 11, 2014      78,595

Tom D. Stenson         35,970        14.6         19.86           August 11, 2014     252,869

(7) Options granted in 2004 are exercisable in stages: one-third vest on each of May 31, 2005, May 31, 2006 and May 31, 2007.
(8) The present value at grant date of options granted during 2004 has been estimated using the Black-Scholes option pricing model with the following assumptions: a dividend yield of 0.0%; an expected volatility of 46.0%; a risk-free interest rate of 4.3%; and an expected life of 7 years.


Option Exercises and Year End Value

     The following table sets forth certain information relating to stock options exercised during 2004 by, and the number and value of unexercised stock options previously granted to, the individuals named in the Summary Compensation Table.

                                                    Number of Securities
                                                        Underlying         Value of Unexercised
                                                    Unexercised Options    In-the-Money Options
                                                       at Year-End           at Year-End (9)
                     Shares Acquired     Value         Exercisable/          Exercisable/
       Name           on Exercise       Realized      Unexercisable          Unexercisable
----------------------------------------------------------------------------------------------
 Henry D. Edelman        3,924         $111,566     598,274 / 139,992   $1,971,831 / $379,879
 Timothy L. Buzby           --            --         35,626 /  26,385       31,275 /   72,956
 Nancy E. Corsiglia      1,566           44,524     233,869 /  69,291      757,589 /  195,725
 Michael P. Morris          --            --          2,666 /  12,014           -- /       --
 Tom D. Stenson          2,946           46,934     108,667 /  47,920      282,401 /  134,492

(9) For purposes of this calculation, the value of the unexercised options is determined by multiplying the number of options by the difference between the exercise price and the closing price ($23.30) for the Class C Non-Voting Common Stock on December 31, 2004.

Equity Compensation Plans

     The following table sets forth certain information relating to compensation plans under which equity securities are authorized issuance as of December 31, 2004.

                                                                       Number of securities
                                                                       remaining available
                    Number of securities       Weighted average        for future issuance
                      to be issued upon        exercise price of           under equity
                       exercise of            outstanding options      compensation plans
  Plan category     outstanding options          (per  share)
-------------------------------------------------------------------------------------------
Equity compensation
plans not approved by
stockholders             1,812,222                  $22.67                 1,182,799



     General. The purpose of Farmer Mac's stock option plans is to encourage stock ownership by directors, officers and other key employees, to provide an incentive for such individuals to expand and improve the business of Farmer Mac and to assist Farmer Mac in attracting and retaining key personnel. The use of stock options is an attempt to align more closely the long-term interests of employees with those of Farmer Mac's stockholders by providing those individuals with the opportunity to acquire an equity interest in Farmer Mac. Farmer Mac's stock option plans are administered by the Compensation Committee of the Board. Because individuals are prohibited by law from owning shares of Farmer Mac's Voting Common Stock, the Corporation uses unrestricted Class C Non-Voting Common Stock for the purpose of granting options under its stock option plans. Under the plans, the option price is required to be paid in cash, and no participant has any rights as a stockholder with respect to shares subject to an option until the option price has been paid and the shares are issued to the participant.

     1997 Plan. In 1997, the Board adopted the 1997 Incentive Plan (the "1997 Plan"), a broad-based option plan for directors, officers and non-officer employees. The 1997 Plan, as amended, provides for the issuance of a maximum of 3,750,000 nonqualified stock options on Class C Non-Voting Common Stock at an option price determined as of the grant date, with a term of 10 years from such date. The plan provides for the automatic annual grant to directors of 10-year options to purchase 6,000 (split-adjusted) shares of Class C Non-Voting Common Stock, with each grant to occur on the day of the annual meeting (including the Meeting), with the option price to be determined as of such day. Through 2003, options granted under the 1997 Plan vested one-third on the date of grant, one-third the following year and one-third the second following year. Beginning in 2004, options granted under the 1997 Plan vest one-third in each of the first three years following the date of option grant. In 1998, the 1997 Plan was amended to reduce the term of director options to five years while extending the period for exercising options following termination of board service to a period of up to two years. In each of 2000, 2001, and 2002, the members of the Board agreed to receive options to purchase 5,000 shares of Class C Non-Voting Common Stock. Under the 1997 Plan, options also are available for grant to all employees, not just officers, based on their annual evaluations and to newly-hired employees; the Board and management determined that granting options to qualified non-officer employees would promote a sense of corporate ownership in the best interest of the Corporation. As of December 31, 2004 Options covering 2,567,201 shares (net of cancellations) have been granted under the 1997 Plan, of which 1,812,222 remain outstanding. Options granted under the 1997 Plan during 2004 have exercise prices ranging from $19.86 to $22.11 per share.

     Prior to 2004, the Board approved the issuance of shares authorized under the 1997 Plan to employees and officers, on an individual basis, as annual incentive compensation in connection with their annual evaluations. For officers, the stock vested immediately upon grant, but could not be transferred for one year; for other employees, the stock vested 50 percent after one year and 50 percent after two years. Since 1997, the Board has approved the issuance of 220,855 shares of Class C Non-Voting Common Stock as annual incentive compensation. Farmer Mac has not issued shares of stock as incentive compensation since June 2003. As of December 31, 2004, there were 1,182,799 shares of Class C Non-Voting Common Stock remaining available for future issuance of option grants under the 1997 Plan, excluding the shares underlying outstanding options.

     If a participant's employment with Farmer Mac terminates for any reason, including by reason of retirement, the participant's rights to exercise any option under the 1997 Plan terminate on the earlier of the option expiration date or 90 days after termination (one year in the case of death or disability). Upon a termination for "cause," the options expire immediately. Following the termination of a director's service, vested options will remain exercisable until the earlier of the option expiration date or two years following termination. In 1999, the Board amended the 1997 Plan to provide for accelerated vesting of unvested options in the event of a participant's death or disability.

Employment Agreements with Executive Officers

     The Corporation has entered into employment agreements (the "Agreements") with the members of senior management (for purposes of this section, the "officers"), including the named executive officers, in order to provide them with a reasonable level of job security, while limiting the Corporation's ultimate financial exposure. Significant terms of the Agreements address each officer's scope of authority and employment, base salary and incentive compensation (shown as "bonus" in the Summary Compensation Table), benefits, conditions of employment, termination of employment and the term of employment. Although the Agreements generally expire on dates approximately three to four years from the present,(10) the Corporation's exposure to severance pay and other costs of termination are capped on the basis of the lesser of two years (eighteen months in the case of dissolution) or the remaining term of the Agreement.
_______________________
(10) The Agreements with each of the officers expire June 1 of the following years: Henry D. Edelman, 2009; Timothy L. Buzby, Nancy E. Corsiglia and Tom
     D. Stenson, 2008; Jerome G. Oslick, 2007; and Michael P. Morris, 2006.

     Under the Agreements, the officers are entitled to a base salary and discretionary incentive compensation. Base compensation for all officers is paid bi-weekly over the course of each year. The current base salaries for the named executive officers are: Mr. Edelman, $494,803; Mr. Buzby, $211,560; Ms. Corsiglia, $317,420; Mr. Morris, $200,000; and Mr. Stenson, $259,874. Awards of incentive compensation are considered annually at the end of the business planning year (July 1 to June 30) and are determined and payable under the circumstances discussed above in "Compensation Committee Report on Executive Compensation."

     The Agreements provide that each officer is entitled to certain benefits, such as disability insurance, health, dental and vision insurance and life insurance which are, in some cases, above the levels provided to employees generally. See the Summary Compensation Table for information on other benefits extended to the named executive officers.

     The Agreements also provide that an officer's employment may be terminated "without cause" upon payment of severance pay consisting of all base salary scheduled to be paid over the lesser of the remaining term of the Agreement or two years. If the Board of Directors adopts a resolution authorizing a dissolution of the Corporation, the Agreements also may be terminated upon payment of severance pay consisting of all base salary scheduled to be paid until the later of the final date of dissolution or one and one-half years following the effective date of the dissolution. Upon termination of employment due to an officer's death or disability, the officer will generally be entitled to benefits on the same basis as "without cause"; however, the Corporation's obligations in such instances are substantially covered by insurance. The Agreements may be terminated by Farmer Mac for "cause," as defined in the Agreements, in which event the officer will be paid only accrued compensation to the date of termination.

Certain Relationships and Related Transactions

     From time to time, Farmer Mac purchases or commits to purchase Qualified Loans under the Farmer Mac I program and USDA-guaranteed portions under the Farmer Mac II program from, or enters into other business relationships with, institutions that own five percent or more of a class of Farmer Mac's Voting Common Stock or that have an officer or director who is also a member of Farmer Mac's Board of Directors. These transactions are conducted in the ordinary course of business, with terms and conditions comparable to those applicable to entities unaffiliated with Farmer Mac.

     Dennis L. Brack, a Class A director, is the President and Chief Executive Officer of Bath State Bank. The following transactions occurred between Bath State Bank and Farmer Mac during 2004:

     o Farmer Mac purchased 43 USDA-guaranteed portions having an aggregate principal amount of approximately $6.9 million from Bath State Bank under the Farmer Mac II program; and
     o Farmer Mac received approximately $52,000 in guarantee fees on Farmer Mac II Guaranteed Securities whose underlying USDA-guaranteed portions were sold to Farmer Mac by Bath State Bank.

     Ralph W. "Buddy" Cortese, a Class B director, is the chairman of the board of directors of Farm Credit Bank of Texas, which holds approximately 7.7 percent of outstanding Class B Voting Common Stock. The following transactions occurred between Farm Credit Bank of Texas and Farmer Mac during 2004:

     o Farmer Mac extended Long-Term Standby Purchase Commitments ("LTSPCs") on 294 loans having an aggregate principal balance of approximately $67.5 million to Farm Credit Bank of Texas (the aggregate outstanding principal balance of the 532 loans underlying LTSPCs with Farm Credit Bank of Texas was approximately $97.0 million as of December 31,
          2004); and
     o Farmer Mac received commitment fees of approximately $423,000 attributable to transactions with Farm Credit Bank of Texas.

     Paul A. DeBriyn, a Class B director, is the President and Chief Executive Officer of AgStar Financial Services, ACA ("AgStar"). The following transactions occurred between AgStar and Farmer Mac during 2004:

     o Farmer Mac extended LTSPCs on 35 loans having an aggregate principal balance of approximately $11.6 million to AgStar (the aggregate outstanding principal balance of the 3,214 loans underlying LTSPCs with AgStar was approximately $237.2 million as of December 31, 2004); and
     o Farmer Mac received commitment fees of approximately $1.1 million attributable to transactions with AgStar.

During 2004, AgStar became a Farmer Mac-approved certified facility and central servicer. AgStar's activities as a certified facility and central servicer in 2005 have the potential to include transactions in which the amount involved exceeds $60,000.

     Dennis A. Everson, a Class A director, is the President and Manager of the Agri-business Division of First Dakota National Bank ("Dakota Mac"). The following transactions occurred between Dakota Mac and Farmer Mac during 2004:

     o Farmer Mac purchased 15 loans having an aggregate principal amount of approximately $3.5 million from Dakota Mac under the Farmer Mac I program, representing approximately 3.4 percent of that program's volume for the year;
     o Farmer Mac purchased 12 USDA-guaranteed portions having an aggregate principal amount of approximately $2.1 million from Dakota Mac under the Farmer Mac II program, representing approximately 1.2 percent of that program's volume for the year; and
     o Farmer Mac received approximately $188,000 in guarantee fees on Farmer Mac Guaranteed Securities whose underlying loans or USDA-guaranteed portions were sold to Farmer Mac.

     Kenneth A. Graff, a Class B director who is not a nominee for re-election, is the President of Farm Credit West, ACA ("FCW"). The following transactions occurred between FCW and Farmer Mac during 2004:

     o Farmer Mac extended LTSPCs on 87 loans having an aggregate principal balance of approximately $89.6 million to FCW (the aggregate outstanding principal balance of the 215 loans underlying LTSPCs with FCW was approximately $172.2 million as of December 31, 2004); and
     o Farmer Mac received commitment fees of approximately $1.0 million and guarantee fees of approximately $2.8 million attributable to transactions with FCW.

     Ernest M. Hodges, a nominee for election by Class B Holders who is not a current director, is the President and Chief Executive Officer of Sacramento Valley Farm Credit, ACA ("SacValley"). The following transactions occurred between SacValley and Farmer Mac during 2004:

     o Farmer Mac extended LTSPCs on 9 loans having an aggregate principal balance of approximately $7.9 million to SacValley (the aggregate outstanding principal balance of the 370 loans underlying LTSPCs with SacValley was approximately $156.8 million as of December 31, 2004); and
     o Farmer Mac received commitment fees of approximately $830,000 attributable to transactions with SacValley.

     John Dan Raines, a Class B director, is a member of the board of directors of AgFirst Farm Credit Bank ("AgFirst"), which holds approximately 16.8 percent of outstanding Class B Voting Common Stock. Farmer Mac also owned $88.0 million of AgFirst preferred stock as of December 31, 2004. The following transactions occurred between AgFirst and Farmer Mac during 2004:

     o Farmer Mac purchased 1 loan having an aggregate principal amount of approximately $1.2 million from AgFirst under the Farmer Mac I program, representing approximately 1 percent of that program's volume for the year;
     o Farmer Mac extended LTSPCs on 338 loans having an aggregate principal balance of approximately $95.5 million to AgFirst (the aggregate outstanding principal balance of the 3,548 total loans underlying LTSPCs with AgFirst was approximately $517.4 million as of December 31, 2004);
     o For the year ended December 31, 2004, the total outstanding guaranteed amount of Farmer Mac Guaranteed Securities backed by rural housing loans under which Farmer Mac is second-loss guarantor for the last 10 percent of the securities was approximately $717.0 million;
     o Farmer Mac received approximately $0.4 million in guarantee fees and approximately $2.4 million in commitment fees attributable to transactions with AgFirst;
     o AgFirst received approximately $411,000 in servicing fees for acting as a central servicer in the Farmer Mac I program; and
     o During second quarter 2004, Farmer Mac sold Farmer Mac I Guaranteed Securities to AgFirst in the amount of $26.9 million at a gain of $0.4 million.

     Zions First National Bank or its affiliates ("Zions") is Farmer Mac's largest holder of Class A voting common stock and a major holder of Class C non-voting common stock. During 2004, the following transactions occurred between Farmer Mac and Zions:

     o Farmer Mac purchased 75 loans having an aggregate principal amount of approximately $34.4 million from Zions under the Farmer Mac I program, representing approximately 33.0 percent of that program's volume for the year;
     o Farmer Mac purchased 27 USDA-guaranteed portions having an aggregate principal amount of approximately $6.5 million from Zions under the Farmer Mac II program, representing approximately 3.8 percent of that program's volume for the year;
     o Farmer Mac sold approximately $64.5 million of Farmer Mac Guaranteed Securities to Zions at no gain or loss
     o The aggregate outstanding notional principal amount all interest rate swap transactions between Farmer Mac and Zions was approximately $262.0 million as of December 31, 2004;
     o Farmer Mac received approximately $3.0 million in guarantee fees on Farmer Mac Guaranteed Securities whose underlying loans were swapped or sold to Farmer Mac by Zions;
     o Farmer Mac paid Zions approximately $18,000 in underwriting and loan file review fees;
     o Zions received approximately $1.5 million in servicing fees for acting as a central servicer in the Farmer Mac I program; and
     o Zions received approximately $31,000 in commissions for acting as dealer with respect to approximately $512.0 million par value of Farmer Mac discount notes.

Performance Graph

     Farmer Mac has three classes of Common Stock: Class A Voting Common Stock, Class B Voting Common Stock and Class C Non-Voting Common Stock (collectively, the "Common Stock"). From January 1994 to June 1999, the Class A Voting Common Stock and the Class C Non-Voting Common Stock traded on The Nasdaq Stock
Market.(11) Since June 1999, the Class A Voting Common Stock and the Class C Non-Voting Common Stock have traded on the NYSE. (12) As a result of the limited market for Class B Voting Common Stock and the infrequency of trades therein, the Class B Voting Common Stock does not trade on any market or exchange nor is Farmer Mac aware of any publicly available quotations or prices for Class B Voting Common Stock.
__________________
(11) The Class A Voting Common Stock was traded on the Nasdaq SmallCap Market tier of The Nasdaq Stock Market under the symbol FAMCA, and the Class C Non-Voting Common Stock was traded on the Nasdaq National Market tier of The Nasdaq Stock Market under the symbol FAMCK.
(12) The Class A Voting Common Stock is traded under the symbol AGM.A, and the Class C Non-Voting Common Stock is traded under the symbol AGM.

     The following graph compares the performance of Farmer Mac's Class A Voting Common Stock and Class C Non-Voting Common Stock with the performance of the New York Stock Exchange Composite Index ("NYSE Comp") and the Standard & Poor's 500 Diversified Financials Index ("S&P Div Fin") over the period from December 31, 1999 to December 31, 2004. The graph assumes that $100 was invested on December 31, 1999 in each of: Farmer Mac's Class A Voting Common Stock; Farmer Mac's Class C Non-Voting Common Stock; the NYSE Comp; and the S&P Div Fin. The graph also assumes that all dividends were reinvested into the same securities throughout the past five years.


                            Comparative Total Return
  (Class A Voting Common Stock and Class C Non-Voting Common Stock vs. Indices)

        AGM            AGM.A           S&P Div Fin            NYSE Comp
1999    100            100             100                    100
2000    121            114             127                    101
2001    210            180             109                    91
2002    159            125             84                     73
2003    166            139             117                    94
2004    121            107             124                   105


     This section shall not be deemed to be "soliciting material" or to be "filed" with the SEC, and such section shall not be incorporated by reference into any of Farmer Mac's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing (except to the extent Farmer Mac specifically incorporates this section by reference into such filing).

Item No. 2:  Selection of Independent Auditors

     The By-Laws of the Corporation provide that the Audit Committee shall select the Corporation's independent auditors "annually in advance of the Annual Meeting of Stockholders and [that selection] shall be submitted for ratification or rejection at such meeting." In addition, the Audit Committee reviews the scope and results of the audits, the accounting principles being applied, and the effectiveness of internal controls. The Audit Committee also ensures that management fulfills its responsibilities in the preparation of the Corporation's financial statements. During the fiscal year ended December 31, 2004, the Audit Committee, which is composed of Messrs. DeBriyn (Chairman), Kenny and Raines and Ms. Bartling, met fifteen times.

     In accordance with the By-Laws, the Audit Committee has unanimously selected and recommended to the stockholders Deloitte & Touche LLP as the Corporation's independent auditors for the fiscal year ending December 31, 2005. This proposal is put before the stockholders as provided in the By-Laws and in conformity with the current practice of seeking stockholder approval of the selection of independent auditors. The ratification of the appointment of Deloitte & Touche LLP as the Corporation's independent public accountants requires the affirmative vote of a majority of the shares represented in person or by proxy at the Meeting and entitled to be voted.

     Representatives of Deloitte & Touche LLP are expected to attend the Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to answer appropriate questions from stockholders present at the Meeting.

     The Board of Directors recommends a vote FOR the proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for the Federal Agricultural Mortgage Corporation for 2005. Proxies solicited by the Board of Directors will be so voted unless holders of the Corporation's Voting Common Stock specify to the contrary on their proxies, or unless authority to vote is withheld.

Audit Fees

     Deloitte & Touche LLP billed Farmer Mac an aggregate $1,255,000 and $260,700 for professional services rendered for the audit of Farmer Mac's annual financial statements and the reviews of the financial statements included in Farmer Mac's quarterly reports on Form 10-Q for 2004 and 2003, respectively. Audit fees for 2004 also included fees for the audit of management's assessment of the effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

     Deloitte & Touche LLP billed Farmer Mac an aggregate $0 and $257,090 for assurance and related services that were reasonably related to the performance of the audit of Farmer Mac's annual financial statements and the reviews of the financial statements included in Farmer Mac's quarterly reports on Form 10-Q for 2004 and 2003, respectively, and are not reported in "Audit Fees." These services were for various accounting consultations and other technical issues.

Tax Fees

     Deloitte & Touche LLP billed Farmer Mac an aggregate $27,000 and $20,900 for professional services rendered for tax compliance, tax advice and tax planning for 2004 and 2003, respectively. These services were for the preparation of Farmer Mac's federal tax returns.

All Other Fees

     Deloitte & Touche LLP did not bill Farmer Mac for any other fees in 2003 or 2004 other than the audit and review fees, audit-related fees and tax fees referred to above.

Audit Committee Pre-Approval Policies

     Pursuant to the Audit Committee Charter adopted in February 2004 and reaffirmed in February 2005 and consistent with SEC policies regarding auditor independence, the Audit Committee considers and pre-approves, as appropriate, all auditing and permissible non-auditing services provided Farmer Mac's independent auditor prior to the engagement of the independent auditors with respect to such services. One hundred percent of the services provided by Deloitte & Touche LLP in 2003 and 2004 were pre-approved by the Audit Committee.

Item No. 3:  Stockholder  Proposal Regarding Farmer Mac's  Class A Voting Common
             Stock

     Mr. John Capozzi, 1619 G Street, S.E., Washington, D.C. 20003-3132, the beneficial owner of 300 shares of Class A Voting Common Stock, has notified the Corporation of his intention to propose the following resolution at the Annual Meeting of Stockholders:

     RESOLVED: That Farmer Mac investigate the ownership of its Class A shares and report to its shareholders the numbers of shareholders and amount of shares owned that do not qualify for ownership for the purpose of considering adopting safeguards that will prevent its Class A shares from being sold to unqualified individuals.

     In support of the proposed resolution, Mr. Capozzi has submitted the following support statement:

     Farmer Mac has not enforced the provisions of the Agricultural Credit Act, its federal charter, which require that the shares of its voting stock only be sold to banks, other financial entities, insurance companies and Farm Credit System institutions. As a result, there are an undetermined number of unqualified Class A shareholders. This lack of control violates the intent of the restriction and runs afoul of the Act. Furthermore, Class A shares being owned by unqualified individuals leads to uncertainty as to who is qualified to bring shareholder proposals. For instance, proponent of the present resolution, an individual, attempted inserting a proposal in last year's shareholder meeting requiring that the company pay a stipend to the District of Columbia in compensation for Farmer Mac's congressional exemption from paying taxes to the District of Columbia. This proposal was rejected by the Company, in part, because the proponent was unqualified to own his Class A shares. Enacting the proposal would enable the company's shareholders to judge whether the presence of non-qualified Class A share owners are of sufficient number as to present an issue for Farmer Mac and whether any safeguards should be implemented to prevent unqualified individuals or entities from owning Class A shares.

Farmer Mac Recommendation

     The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

     Farmer Mac appreciates Mr. Capozzi's concern about the ownership of Class A Voting Common Stock by ineligible holders. With respect to Mr. Capozzi's reference in his support statement to a proposal he submitted for Farmer Mac's 2003 Annual Meeting of Stockholders, the SEC determined that Farmer Mac could exclude the proposal because it related to the ordinary business operation of the Corporation (contributions to a specific organization) and not because of the ownership qualifications of Mr. Capozzi.

     As requested by the proposed resolution, Farmer Mac has investigated the matter and presents the following findings to stockholders of the Corporation. Farmer Mac has determined that there are two record holders of Class A Voting Common Stock who do not appear to be eligible to hold such Class of stock. These two holders own a total of three shares of Class A Voting Common Stock. An investigation of non-objecting beneficial owners of Class A Voting Common Stock showed that there are approximately 22 holders, including Mr. Capozzi, who do not appear to be eligible to hold that Class of stock. These 22 holders own a total of approximately 12,015 shares of Class A Voting Common Stock, or approximately 0.75 percent of all Farmer Mac Voting Common Stock. There appear to be no ineligible holders of Class B Voting Common Stock.

     Farmer Mac expressly takes steps to make known to investors in the financial markets, by disclosing in the Corporation's periodic reports filed with the SEC, that ownership of both its Class A and Class B Voting Common Stocks are restricted to certain entities. The Board of Directors continues to investigate options to eliminate the problem of ineligible holders of Farmer Mac's Voting Common Stock. However, because a significant portion of the Corporation's Class A Voting Common Stock is, like other publicly traded securities, held in book-entry form through The Depository Trust Company and some beneficial owners object to the release of their names to Farmer Mac, Farmer Mac's options to determine exact ownership are limited. Farmer Mac has taken the actions requested by Mr. Capozzi and has presented above the results to its stockholders. The proposed resolution does not request any further action of Farmer Mac, and the Board of Directors does not propose to take any further action at this time. Although Mr. Capozzi has been so advised, he has declined to withdraw the proposal. Therefore, the Board of Directors recommends a vote AGAINST the proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires Farmer Mac's officers and directors, and persons who beneficially own more than ten percent of a registered class of Farmer Mac's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Farmer Mac with copies of all Forms 3, 4 and 5 filed.

     Based solely on Farmer Mac's review of its corporate records, which include copies of forms it has received, and written representations from certain reporting persons that they were not required to file a Form 5 for specified fiscal years, Farmer Mac believes that all of its officers, directors and beneficial owners of greater than ten percent of any class of equity securities complied with all Section 16(a) filing requirements and timely filed all reports applicable to them for transactions during 2004.

Principal Holders of Voting Common Stock

     To our knowledge, as of the date of this Proxy Statement, the following institutions are the beneficial owners of either (i) 5 percent or more of the outstanding shares of Farmer Mac's Class A Voting Common Stock or Class B Voting Common Stock, or (ii) 5 percent or more of the total number of outstanding shares of Farmer Mac's Voting Common Stock (both Class A and Class B).


                                          Number            Percent of Total   Percent of Total
                                         of Shares           Voting Shares       Shares Held
Name and Address                     Beneficially Owned       Outstanding*       By Class**
----------------                  ------------------------    -----------        ----------
AgFirst Farm Credit Bank (13)     84,024 shares of Class B       5.49%             16.79%
 1401 Hampton Street                 Voting Common Stock
 Columbia, SC  29202

AgriBank, FCB                    201,621 shares of Class B      13.17%            40.30%
 375 Jackson Street                Voting Common  Stock
 St. Paul, MN  55101

CoBank, ACB                       62,980 shares of Class  B      4.11%            12.59%
 5500 South Quebec Street           Voting Common Stock
 Greenwood Village, CO  80111

Farm Credit Bank of Texas (14)    38,503 shares of Class B       2.52%             7.70%
 6210 Highway 290 East              Voting Common Stock
 Austin, TX  78761

U.S. AgBank, FCB                 100,273 shares of Class B       6.55%            20.04%
 245 North Waco                     Voting Common Stock
 Wichita, KS  67201

Zions First National Bank        322,100 shares of Class A      21.04%            31.25%
 One South Main Street              Voting Common Stock
 Salt Lake City, UT  84111

* The percentage is determined by dividing the number of shares of Class A or Class B Voting Common Stock owned by the total of the number of shares of Class A and Class B Voting Common Stock outstanding.
** The percentage is determined by dividing the number of shares of the class of Voting Common Stock owned by the number of shares of that class of Voting Common Stock outstanding.
(13) John Dan Raines, currently a member of the Board of Directors and a Class B Nominee, is a member of the board of directors of AgFirst Farm Credit Bank.
(14) Ralph W. Cortese, currently a member of the Board of Directors and a Class B Nominee, is the chairman of the board of directors of Farm Credit Bank of Texas.

Solicitation of Proxies

     The Corporation will pay the cost of the Meeting and the costs of soliciting proxies, including the cost of mailing the proxy material. The Corporation has retained Georgeson Shareholder Communications Inc. to act as the Corporation's proxy solicitation firm for a fee of approximately $5,000. In addition to solicitation by mail, employees of Georgeson Shareholder Communications Inc. may solicit proxies by telephone, electronic mail, telegram or personal interview. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation material to the beneficial owners for shares held of record by them and will be reimbursed for their reasonable expenses by the Corporation.

Other Matters

     In addition to the scheduled items of business set forth in this Proxy Statement, the enclosed proxy confers on the Proxy Committee discretionary authority to vote the shares represented thereby in accordance with the members' best judgment with respect to all matters that may be brought before the Meeting or any adjournment or postponement thereof and matters incident to the Meeting. The Board of Directors does not know of any other matter that may properly be presented for action at the Meeting. If any other matters should properly come before the Meeting or any adjournment or postponement thereof, the Proxy Committee named in the accompanying proxy intends to vote such proxy in accord with its best judgment.

     Upon written request, Farmer Mac will furnish, without charge, to each person whose proxy is being solicited a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC, including financial statements thereto. Written requests should be directed to Jerome G. Oslick, Corporate Secretary, Federal Agricultural Mortgage Corporation, 1133 Twenty-First Street, N.W., Suite 600, Washington, D.C. 20036.

                          _____________________________


     The giving of your proxy will not affect your right to vote your shares personally if you do attend the Meeting. In any event, it is important that you complete, sign and return the enclosed proxy card promptly to ensure that your shares are voted.

                                 By order of the
                                 Board of Directors,

                                 /s/ Jerome G. Oslick
                                 --------------------
                                 Jerome G. Oslick
                                 Corporate Secretary


April 28, 2005
Washington, D.C.

                       Appendix A--Audit Committee Charter

                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION

                             AUDIT COMMITTEE CHARTER

     This Audit Committee Charter was adopted by the Board of Directors (the "Board") of the Federal Agricultural Mortgage Corporation ("Farmer Mac") on February 5, 2004 and reaffirmed on February 10, 2005.

     This Charter is intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of Farmer Mac. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of Farmer Mac's Federal Charter and By Laws, it is not intended to establish by its own force any legally binding obligations.

I.  Purpose

     The Audit Committee (the "Committee") is appointed by the Board to assist the Board in fulfilling its responsibility to oversee management regarding: (i) the conduct and integrity of Farmer Mac's financial reporting to any governmental or regulatory body, the public or other users thereof; (ii) Farmer Mac's systems of internal accounting and financial and disclosure controls;
(iii) the qualifications, engagement, compensation, independence and performance of Farmer Mac's independent auditor, who is registered with the Public Accounting Oversight Board (the "Independent Auditor"), their conduct of the annual audit, and their engagement for any other services; (iv) Farmer Mac's legal and regulatory compliance; (v) Farmer Mac's codes of ethics as established by management and the Board; and (vi) the preparation of the audit committee report required by Securities and Exchange Commission ("SEC") rules to be included in Farmer Mac's annual proxy statement.

     In discharging its oversight role, the Committee is authorized: (i) to investigate any matter that the Committee deems appropriate, with access to all books, records, facilities and personnel of Farmer Mac; and (ii) to retain independent counsel, auditors or other experts, with adequate funding provided by Farmer Mac.

II.  Committee Membership

     The Committee shall be comprised of not less than three members of the Board, each of whom shall be determined by the Board to be "independent" in accordance with applicable rules of the SEC and shall meet the independence and financial experience requirements of the New York Stock Exchange (the "NYSE"). In addition, at least one member shall be an "audit committee financial expert" as such term is defined under applicable SEC and NYSE rules. No member of the Committee may serve on the audit committee of more than three public companies, including Farmer Mac, unless the Board has determined that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. Such determination shall be disclosed in the annual proxy statement.


III.  Key Responsibilities

The Committee shall make regular reports to the Board.

The Committee shall:

     1. Have the sole authority to retain (subject to ratification by the stockholders of Farmer Mac), evaluate, compensate and oversee the work of the Independent Auditor and, where appropriate, dismiss the Independent Auditor; and resolve any disagreements between management and the Independent Auditor regarding financial reporting. The Independent Auditor shall report directly to the Committee.

     2. Consider and pre-approve, as appropriate, all auditing and non-auditing services provided by the Independent Auditor, and ensure that approvals are disclosed as appropriate in Farmer Mac's periodic public filings. (1)
________________________
(1) The Committee may delegate the authority to grant pre-approvals to one or more members of the Committee, whose decisions must be presented to the full Committee at its scheduled meetings.

     3. Review Farmer Mac's financial statements, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect Farmer Mac's financial statements and, prior to public release, reviewing with management and the Independent Auditor Farmer Mac's annual and quarterly financial statements to be filed with the SEC, including (a) Farmer Mac's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and
          (b) any certifications regarding the financial statements or Farmer Mac's internal accounting and financial controls and procedures and disclosure controls or procedures filed with SEC by Farmer Mac's senior executive and financial officers.

     4. Consider and review with management, including the Chief Financial Officer, the Independent Auditor and the internal auditor (i) any significant findings during the year, including the status of previous audit recommendations, (ii) any accounting adjustments that were noted or proposed by the auditors but were "passed" (as immaterial or otherwise), (iii) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement and (iv) any "management" or "internal control" letter issued, or proposed to be issued, by the Independent Auditor to Farmer Mac and review major changes to Farmer Mac's auditing and accounting principles and practices as suggested by the Independent Auditor, internal auditors or management.

     5. Consider and review with management, including the Chief Financial Officer, and the Independent Auditor any significant risks or exposures and assess the steps management has taken to minimize such risks. Discuss with management, including the Chief Financial Officer, and the Independent Auditor and oversee Farmer Mac's underlying policies with respect to risk assessment and risk management.

     6. Establish and oversee the maintenance of procedures for the receipt, retention and treatment of complaints received by Farmer Mac regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

     7. Review and concur in the appointment, reassignment, replacement, compensation or dismissal of the Chief Financial Officer.

     8. Review periodically with management the provisions of any code of business conduct and ethics (including Farmer Mac's policies and procedures concerning trading in Farmer Mac securities and use in trading of proprietary or confidential information) applicable to directors and senior officers (including financial officers), including any waivers sought under such code; any waiver to any executive officer or director granted by the Committee shall be reported by the Committee to the Board.

     9. Review and discuss with management and the Independent Auditor (i) all critical accounting policies and practices used by Farmer Mac; (ii) any significant changes in Farmer Mac accounting policies; (iii) any material alternative accounting treatments within GAAP that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the accounting firm; and (iv) any accounting and financial reporting proposals that may have a significant impact on Farmer Mac's financial reports.

     10. (a) Receive from the Independent Auditor, prior to the Independent Auditor's report on the published financial statements, a special report which shall, among other things, point out and describe each material item affecting the financial statements of Farmer Mac which might in the opinion of the Independent Auditor receive, under generally accepted accounting principles, treatment varying from that proposed for such statements; (b) decide, in the Committee's discretion, upon the treatment to be accorded such items; (c) take such other action in respect of the special report as the Committee may deem appropriate; and (d) transmit to the Compensation Committee a copy of the special report, together with the Committee's decision.

     11. Set clear hiring policies for employees or former employees of the Independent Auditor.

     12. Review the Independent Auditor's proposal letter, review the planning of the audit and approve the fees to be paid to the Independent Auditor. In addition to assuring the regular rotation of the lead audit partner as required by law, at least every 3 years, the Committee shall consider the rotation of the Independent Auditor.

     13. Receive periodic reports from the Independent Auditor regarding the Independent Auditor's independence, discuss such reports with the Independent Auditor, and, if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the Independent Auditor.

     14. Have the ultimate authority to retain, evaluate, compensate and oversee the work of the internal auditor and, where appropriate, dismiss the internal auditor. The internal auditor shall report directly to the Committee.

     15. Review with the Independent Auditor and the internal auditor the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

     16. Review the significant reports to management prepared by the internal auditor and management's responses.

     17.  At least  annually,  obtain  and  review a report  by the  Independent
          Auditor describing: (i) the firm's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and
          (iii) all  relationships  between the  Independent  Auditor and Farmer
          Mac.

     18. Review and discuss with the Independent Auditor the matters required to be discussed with the Independent Auditor by (i) Statement of Auditing Standards No. 61 including the auditor's responsibility under generally accepted auditing standards, the significant accounting policies used by Farmer Mac, accounting estimates used by the Company and the process used by management in formulating them, any consultation with other accountants and any major issues discussed with management prior to its retention, (ii) Statement of Auditing Standards No. 90 including whether Company accounting principles as applied are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether or not those principles reflect common or minority practices and (iii) Statement of Auditing Standards No. 100 including the review of the interim financial information of the Company and any material modifications that need to be made to the interim financial information for it to conform with GAAP.

     19. Review with the Independent Auditor any problems or difficulties the Independent Auditor may have encountered and any management letter provided by the Independent Auditor and Farmer Mac's response to that letter. Such review should include:

          a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

          b.   Any changes required in the planned scope of the internal audit.

          c.   The responsibilities and budget for the internal audit.

     20. Prepare the report required by the rules of the Securities and Exchange Commission to be included in Farmer Mac's annual proxy statement.

     21. Review with Farmer Mac's General Counsel legal matters that may have a material impact on the financial statements, Farmer Mac's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

     22. Meet periodically with senior financial management, the Independent Auditor and the internal auditors in separate executive sessions.

     23. Prepare a letter for inclusion in the proxy statement that describes the Committee's composition and responsibilities, and how they were discharged.

     24.  Discuss with management and the Independent  Auditor,  as appropriate,
          earnings  press  releases  and  financial   information  and  earnings
          guidance provided to analysts and to rating agencies.

     25.  Meet four times per year or more frequently as circumstances require.

     26. Conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with this Charter.

     27. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that Farmer Mac's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Independent Auditor. The Committee recognizes that Farmer Mac's management and the Independent Auditor have more time, knowledge and detailed information about Farmer Mac than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to Farmer Mac's financial statements or any professional certification as to the Independent Auditor's work.

                                                                 Appendix B

                         ANNUAL MEETING OF STOCKHOLDERS

                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION

                              CLASS A COMMON STOCK

                                 June 16, 2005


                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible


   |                                                                        |
   v Please detach along perforated line and mail in the envelope provided. v

-------------------------------------------------------------------------------
|                                                                             |
|       PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.       |
        | PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X| |
|-----------------------------------------------------------------------------|


 1.  Election of Directors:

                                      NOMINEES
 [ ]  FOR ALL NOMINEES                [ ] Dennis L. Brack
                                      [ ] Dennis A. Everson
 [ ]  WITHHOLD AUTHORITY              [ ] Mitchell A. Johnson
      FOR ALL NOMINEES                [ ] Timothy F. Kenny
                                      [ ] Charles E. Kruse
 [ ]  FOR ALL EXCEPT
     (See instructions below)

          The Board of Directors recommends a vote "FOR ALL NOMINEES."


INSTRUCTION:   To withhold authority to vote for any individual nominee(s), mark
               "FOR ALL EXCEPT" and fill in the circle next to each  nominee you wish to withhold, as shown here: [x]
--------------------------------------------------------------------------------


2. Proposal to approve the appointment of Deloitte & Touche LLP as independent auditors for the Corporation for the fiscal year ending December 31, 2005.

                        FOR     AGAINST   ABSTAIN
                        [  ]      [  ]      [  ]

           The Board of Directors recommends a vote "FOR" proposal 2.

--------------------------------------------------------------------------------


3.   Stockholder proposal regarding Farmer Mac's Class A Voting Common Stock.

                        FOR     AGAINST   ABSTAIN
                        [  ]      [  ]      [  ]

         The Board of Directors recommends a vote "AGAINST" proposal 3.

--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via
this method.                                                                [ ]
--------------------------------------------------------------------------------

Signature of Stockholder___________________________________  Date ____________

Signature of Stockholder___________________________________  Date ____________


Note: Please sign exactly as the name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                   FEDERAL AGRICULTURAL MORTGAGE CORPORATION
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 16, 2005

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Henry D. Edelman, Jerome G. Oslick, and Timothy L. Buzby, and any of them, as Proxies for the undersigned and to vote all of the shares of Class A Voting Common Stock of the FEDERAL AGRICULTURAL MORTGAGE CORPORATION (the "Corporation") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on June 16, 2005, and any and all adjournments thereof.


              The Board of Directors unanimously recommends a vote
    FOR the election of all nominees, FOR proposal 2 and AGAINST proposal 3.

     In their discretion, The proxies are authorized to vote on such other matters as may properly come before the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and, when properly executed, will be voted as instructed herein. If no instructions are given, this proxy will be voted FOR the election of all nominees, FOR proposal 2 and AGAINST proposal 3.

PLEASE   VOTE,  DATE  AND   SIGN   ON  REVERSE SIDE AND  RETURN  PROMPTLY IN THE
ENCLOSED ENVELOPE.

                                                                 Appendix C



                         ANNUAL MEETING OF STOCKHOLDERS

                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION

                              CLASS B COMMON STOCK

                                 June 16, 2005


                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible


   |                                                                        |
   v Please detach along perforated line and mail in the envelope provided. v

-------------------------------------------------------------------------------
|                                                                             |
|       PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.       |
        | PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X| |
|-----------------------------------------------------------------------------|


 1.  Election of Directors:

                                      NOMINEES
 [ ]  FOR ALL NOMINEES                [ ] Ralph W. "Buddy" Cortese
                                      [ ] Paul A. DeBriyn
 [ ]  WITHHOLD AUTHORITY              [ ] Ernest M. Hodges
      FOR ALL NOMINEES                [ ] John G. Nelson, III
                                      [ ] John Dan Raines
 [ ]  FOR ALL EXCEPT
      (See instructions below)

          The Board of Directors recommends a vote "FOR ALL NOMINEES."


INSTRUCTION:   To withhold authority to vote for any individual nominee(s), mark
               "FOR ALL EXCEPT" and fill in the circle next to each  nominee you wish to withhold, as shown here: [x]
--------------------------------------------------------------------------------


2. Proposal to approve the appointment of Deloitte & Touche LLP as independent auditors for the Corporation for the fiscal year ending December 31, 2005.

                        FOR     AGAINST   ABSTAIN
                        [  ]      [  ]      [  ]

           The Board of Directors recommends a vote "FOR" proposal 2.

--------------------------------------------------------------------------------


3.   Stockholder proposal regarding Farmer Mac's Class A Voting Common Stock.

                        FOR     AGAINST   ABSTAIN
                        [  ]      [  ]      [  ]

         The Board of Directors recommends a vote "AGAINST" proposal 3.

--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via
this method.                                                                [ ]
--------------------------------------------------------------------------------

Signature of Stockholder___________________________________  Date ____________

Signature of Stockholder___________________________________  Date ____________


Note: Please sign exactly as the name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                   FEDERAL AGRICULTURAL MORTGAGE CORPORATION
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 16, 2005

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Henry D. Edelman, Jerome G. Oslick, and Timothy L. Buzby, and any of them, as Proxies for the undersigned and to vote all of the shares of Class B Voting Common Stock of the FEDERAL AGRICULTURAL MORTGAGE CORPORATION (the "Corporation") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on June 16, 2005, and any and all adjournments thereof.

              The Board of Directors unanimously recommends a vote
    FOR the election of all nominees, FOR proposal 2 and AGAINST proposal 3.

     In their discretion, The proxies are authorized to vote on such other matters as may properly come before the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and, when properly executed, will be voted as instructed herein. If no instructions are given, this proxy will be voted FOR the election of all nominees, FOR proposal 2 and AGAINST proposal 3.

PLEASE   VOTE,  DATE  AND   SIGN   ON  REVERSE SIDE AND  RETURN  PROMPTLY IN THE
ENCLOSED ENVELOPE.